                                                                     EXHIBIT 2.1


                          PURCHASE AND SALE AGREEMENT

                                 BY AND AMONG

                               THOMAS J. FLATLEY
                               CHARLOTTE FLATLEY
               (d/b/a FLATLEY REHABILITATION & NURSING CENTERS)
                         (collectively, the "Seller")

                                      AND

                       CENTENNIAL HEALTHCARE CORPORATION
                                 (the "Buyer")



                           Dated: September 2, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----
PRELIMINARY STATEMENT................................................   1

ARTICLE I

   1.01     Definitions..............................................   1
   1.02     References...............................................  15
   1.03     Pronouns.................................................  15

ARTICLE II     Agreement for Sale and Purchase.......................  15

   2.01     Purchased Assets.........................................  15
   2.02     Due Diligence Materials Reviews and Inspections..........  15
   2.03     Schedules and Exhibits...................................  18

ARTICLE III    Purchase Price........................................  18

   3.01     Amount of Purchase Price.................................  18
   3.02     Payment of Purchase Price................................  19
   3.03     Earnest Money............................................  19
   3.04     Liabilities Assumed and Excluded.........................  20
   3.05     Designation of Transferees...............................  20

ARTICLE IV     Representations and Warranties........................  21

   4.01     Representations and Warranties of Seller.................  21
            (a)   Organization and Authority.........................  21
            (b)   Binding Effect.....................................  21
            (c)   Non-Contravention..................................  21
            (d)   Rights to Purchase.................................  21
            (e)   Condemnation.......................................  21
            (f)   Tax Abatements.....................................  22
            (g)   Personal Property..................................  22
            (h)   Operating Agreement and Equipment Leases...........  22
            (i)   List of Residents..................................  22
            (j)   Motor Vehicles.....................................  22
            (k)   Compliance with Legal Requirements.................  22
            (l)   Taxes..............................................  23
            (m)   Foreign Person Affidavit...........................  23
            (n)   Permits............................................  23
            (o)   Environmental Matters..............................  23

            (p)   Employees..........................................  24
            (q)   ERISA Matters......................................  24
            (r)   Litigation.........................................  24
            (s)   Bankruptcy.........................................  25
            (t)   Insurance..........................................  25
            (u)   Patient Funds......................................  25
            (v)   Sufficiency of Purchased Assets....................  25
            (w)   Participation......................................  25
            (x)   Intellectual Property Licenses.....................  25
            (y)   Financial Statements...............................  26
            (z)   Certain Changes....................................  26
            (aa)  Compliance with HealthCare Regulations.............  27
            (bb)  Discharge of Obligations...........................  27
            (cc)  Occupancy..........................................  27
            (dd)  No Rebates or Allowances...........................  27
            (ee)  Utilities..........................................  27
            (ff)  Condition and Repair Requirements..................  27
            (gg)  Liens on Purchased Assets..........................  27

   4.02     Representations and Warranties of Buyer..................  28
            (a)   Organization and Authority.........................  28
            (b)   Binding Effect.....................................  28
            (c)   Non-Contravention..................................  28
            (d)   Litigation.........................................  28
            (e)   Suitability........................................  28
   4.03     Condition of the Property; No Warranty; Buyer's
             Assumption of Risk......................................  28
   4.04     Survival of Representations and Warranties...............  31
   4.05     Agreements Regarding Representations and Warranties......  31
   4.06     Indemnities..............................................  32

ARTICLE V   Closing Matters..........................................  36

   5.01     Time and Place for Closing...............................  36
   5.02     Title Commitments and Policies...........................  36
   5.03     Surveys..................................................  37
   5.04     Seller Closing Documents.................................  38
   5.05     Buyer's Closing Documents................................  40
   5.06     Delivery of Records......................................  41
   5.07     Other Deliveries.........................................  42
   5.08     Documentary Taxes; Recording Charges.....................  42
   5.09     Form of Documents........................................  42
   5.10     Possession...............................................  42

ARTICLE VI    Adjustments and Prorations; Accounts Receivable........  42

   6.01       Adjustments............................................  43
          (a)  Taxes.................................................  43
          (b)  Utilities.............................................  43
          (c)  Facility Contracts....................................  43
          (d)  Employee Matters......................................  44
          (e)  Security Deposits; Advance Deposits...................  44
          (f)  Municipal Betterments.................................  44
          (g)  Vending Machines; Commissions; Rebates................  44
          (h)  Inventories...........................................  44
          (i)  Patient Funds Account.................................  44
          (j)  Resident Council Accounts.............................  45
          (k)  Other Customarily Adjusted Items......................  45
          (l)  Adjustment to Purchase Price Related to Changes in
               Annualized EBITDAM....................................  45
   6.02   Closing Statements.........................................  45
   6.03   Accountant's Examination...................................  45
   6.04   Accounts Receivable........................................  46

ARTICLE VII    Conditions Precedent to Closing.......................  46

   7.01  Conditions Precedent to Buyer's Obligations.................  46
   7.02  Conditions Precedent to Seller's Obligations................  48
   7.03  Waiver......................................................  49
   7.04  Covenant to Satisfy Conditions..............................  49
   7.05  Use of Purchase Price to Clear Title........................  49
   7.06  Hart-Scott..................................................  50

ARTICLE VIII   Further Covenants and Agreements; Default.............  50

   8.01  Seller's Covenants Pending Closing..........................  50
   8.02  Publicity...................................................  52
   8.03  Condemnation................................................  52
   8.04  Casualty....................................................  53
   8.05  Miscellaneous Covenants of the Parties......................  53
         (a)  Expenses...............................................  53
         (b)  Brokerage..............................................  53
         (c)  Operating Taxes........................................  54
         (d)  Tax Free Exchange......................................  54
   8.06  Default.....................................................  55
   8.07  Employees; Employee Benefits................................  56
   8.08  Resident Property...........................................  56
   8.09  Permits; Licenses...........................................  56

ARTICLE IX    Miscellaneous..........................................  57

    9.01  Notices....................................................  57
    9.02  Entire Agreement; Amendments...............................  58
    9.03  Governing Law..............................................  58
    9.04  Headings...................................................  59
    9.05  Counterparts...............................................  59
    9.06  Time of the Essence........................................  59
    9.07  Recoupment Refunds.........................................  59
    9.08  Notices of Intent; Waiting Periods, Etc....................  60
    9.09  Binding Effect.............................................  60
    9.10  No Third Party Beneficiary.................................  60
    9.11  Enforceability.............................................  60
    9.12  Non-Recordation............................................  61

ARTICLE X Noncompetition and Nonsolicitation.........................  61

    10.01 Noncompetition.............................................  61
    10.02 Nonsolicitation............................................  62
    10.03 Right of First Refusal.....................................  62
    10.04 Severability...............................................  63
    10.05 Certain Remedies...........................................  63

                                   EXHIBITS
                                   --------

EXHIBIT A         Facilities
EXHIBIT B         Earnest Money Escrow Agreement
EXHIBIT C         Massachusetts Quit Claim Deeds
EXHIBIT D         Bills of Sale
EXHIBIT E         Assignment and Assumption of Permits and Contracts
EXHIBIT F         Assignment and Assumption of Leases
EXHIBIT G         Assignment and Assumption of Miscellaneous Property Assets
EXHIBIT H         Certificate of Non-Foreign Status
EXHIBIT I         Written Notices of Change of Ownership
EXHIBIT J         Exchange Escrow Agreement
EXHIBIT K         Indemnity Fund Escrow Agreement

                                   SCHEDULES
                                   ---------

SCHEDULE 1.01(a)  Equipment Leases
SCHEDULE 1.01(b)  Land
SCHEDULE 1.01(c)  Protected Marks
SCHEDULE 1.01(d)  Seller Existing Mortgages
SCHEDULE 3.01(b)  Allocation of Purchase Price
SCHEDULE 4.01(e)  Condemnation/Proceedings in Eminent Domain
SCHEDULE 4.01(f)  Tax Abatements
SCHEDULE 4.01(g)  Personal Property
SCHEDULE 4.01(h)  Operating Agreements and Equipment Leases
SCHEDULE 4.01(j)  Motor Vehicles
SCHEDULE 4.01(k)  Compliance with Legal Requirements
SCHEDULE 4.01(l)  Taxes
SCHEDULE 4.01(n)  Permits
SCHEDULE 4.01(o)  Environmental Reports
SCHEDULE 4.01(p)  Employee Matters
SCHEDULE 4.01(q)  ERISA Matters
SCHEDULE 4.01(r)  Litigation
SCHEDULE 4.01(t)  Insurance
SCHEDULE 4.01(x)  Intellectual Property Licenses
SCHEDULE 4.01(z)  Unusual/Material Changes Regarding Facilities
SCHEDULE 4.01(bb) Discharge of Obligations
SCHEDULE 4.01(dd) No Rebates or Allowances
SCHEDULE 4.01(ee) Utilities/Maintenance Costs
SCHEDULE 4.01(ff) Condition and Repair Requirements
SCHEDULE 4.01(gg) Liens on Purchased Assets
SCHEDULE 4.02(d)  Material Litigation
SCHEDULE 5.04(j)  Entities
SCHEDULE 5.04(o)  Opinion of Seller's Counsel
SCHEDULE 5.05(h)  Opinion of Buyer's Counsel
SCHEDULE 6.01(d)  Employee Bonuses

SCHEDULE 6.01(i)  Patient Funds Account
SCHEDULE 6.01(j)  Resident Council bank accounts
SCHEDULE 6.04     Accounts Receivable Treatment
SCHEDULE 8.07     Employees

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

     THIS PURCHASE AND SALE AGREEMENT is entered into and dated as of September 2, 1998, by and among Thomas J. Flatley and Charlotte Flatley (d/b/a Flatley Rehabilitation & Nursing Centers) (collectively, the "Seller"), and Centennial HealthCare Corporation (the "Buyer").

                             PRELIMINARY STATEMENT
                             ---------------------

     A. Quoted terms used but not defined in this Preliminary Statement have the meanings set forth in Section 1.01 hereof.

     B. Seller is the owner of long term care facility properties (each a "Facility" and collectively, the "Facilities") each being known and numbered as set forth on Exhibit A.
             ---------

     C. Seller now desires to sell, and Buyer desires to purchase, the aforesaid Facilities, subject to and in accordance with all of the terms, covenants, conditions, provisions and limitations hereinafter set forth.

     NOW, THEREFORE, for the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                   ---------

     1.01 Definitions.
          -----------

     "Accountant" shall mean PricewaterhouseCoopers LLP or another accountant
      ----------
mutually agreeable to Buyer and Seller.

     "Act of Bankruptcy" shall mean if a party hereto shall (a) apply for or
      -----------------
consent to the appointment of, or the taking of possession by a receiver, trustee or liquidator of itself or of all or a substantial part of its property,
(b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or trust action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto, in any court of competent jurisdiction seeking (i) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party, (ii) the appointment of a receiver, trustee or liquidator for such party or all or any substantial part of its assets, or (iii) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue unstayed or undismissed for a period of sixty (60) days; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect), judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

     "ADA Requirements" shall mean the requirements, applicable to the
      ----------------
Facilities, of the Americans with Disabilities Act or any similar requirements under state or local statutes, regulations or ordinances.

     "Additional Deposit" shall have the meaning set forth in Section 3.03.
      ------------------

     "Additional Exceptions" shall have the meaning defined in Section 5.02(c).
      ---------------------

     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated
      ---------
under the Securities Exchange Act of 1934, as amended.

     "Agreement" shall mean this Purchase and Sale Agreement, and the Exhibits
      ---------
and Schedules attached hereto, and any amendments which may hereafter be executed and delivered among Buyer and Seller.

     "Allocated Purchase Price" shall have the meaning set forth in Section
      ------------------------
3.01(b).

     "Annualized EBITDAM" shall mean the year to date EBITDAM of the Facilities
      ------------------
at the end of a month, divided by the number of months in the calendar year to that date, multiplied by 12.

     "Assignments" shall have the meaning set forth in Section 5.04(c).
      -----------

     "Assumed Liabilities" shall mean (i) all Liabilities under the Facility
      -------------------
Contracts, Permitted Exceptions, Additional Exceptions and Legal Requirements other than Liabilities for periods prior to the Closing which have not been expressly assumed by the Buyer, and (ii) all other Liabilities which have been expressly assumed by Buyer under this Agreement, including but not limited to obligations to Transferred Employees under Schedule 8.07 but excluding all Liabilities which are Excluded Liabilities.

     "Average Patient Census" shall mean an amount equal to the total number of
      ----------------------
days billed to all residents of the Facilities during any portion of the Census Period divided by the number of calendar days in the Census Period.

     "Bills of Sale" shall have the meaning set forth in Section 5.04(b).
      -------------

     "Business" shall mean with respect to each of the Facilities, the ownership
      --------
and operation of such Facility.

     "Business Day" shall mean any day of the year, except Saturdays, Sundays
      ------------
and Federal holidays.

     "Buyer's Closing Documents" shall have the meaning set forth in Section
      -------------------------
5.05.

     "Casualty" shall have the meaning set forth in Section 8.04.
      --------

     "Census Period" shall mean with respect to Section 4.01(cc) the period from
      -------------
January 1, 1998 through July 31, 1998 and with respect to all other provisions of this Agreement, the period from January 1, 1998 through the earlier of (i) the Closing Date or (ii) November 30, 1998.

     "Closing" shall have the meaning set forth in Section 5.01.
      -------

     "Closing Date" shall have the meaning set forth in Section 5.01.
      ------------

     "Closing Documents" shall mean the Seller's Closing Documents and the
      -----------------
Buyers Closing Documents.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be
      ----
amended from time to time, and as interpreted in Treasury regulations and rulings issued, adopted or promulgated thereunder.

     "Condemnation" shall have the meaning set forth in Section 8.03.
      ------------

     "Condition of Property" shall have the meaning set forth in Section
      ---------------------
4.03(a).

     "Confidential Information" shall mean any data or information of the
      ------------------------
Facilities, other than Trade Secrets, which is valuable to the operation of the Facilities, exclusively used in the operation of the Facilities, and not generally known to competitors.

     "Consumables" shall mean with respect to each of the Facilities all food
      -----------
and beverages, medical, pharmaceutical, engineering, maintenance, cleaning and housekeeping materials and supplies, including soap and other toiletries; stationery, menus and other printed materials; and all other supplies of all kinds, whether used, unused or held in reserve storage for future use in connection with the Business of each of the Facilities, which are, on the date hereof, subject to such depletion, and including such re-supplies as shall occur and be made in the Ordinary Course of Business prior to the Closing Date, and whether issued or held in operating departments or held in reserve storage, but excluding (i) Fixtures and Tangible Personal Property, (ii) Operating Equipment,
(iii) Miscellaneous Property Assets, (iv) Motor Vehicles, and (v) Third Party Property.

     "Conveyance Documents" shall mean all of the documents to be delivered by
      --------------------
Seller to Buyer under Sections 5.04(a), 5.04(b), 5.04(c), 5.04(d) and 5.04(e).

     "Cut Off Time" shall mean 12:01 a.m. on the Closing Date.
      ------------

     "Decrease" shall have the meaning set forth in Section 6.01.
      --------

     "Deeds" shall have the meaning set forth in Section 5.04(a).
      -----

     "Deposit" shall mean the Additional Deposit and the Initial Deposit,
      -------
collectively, together with any interest earned thereon.

     "Due Diligence Materials" shall have the meaning set forth in Section 2.02.
      -----------------------

     "EBITDAM" shall mean earnings before interest, taxes, depreciation,
      -------
amortization and management fees pursuant to the accounting principles used by Seller, consistently applied.

     "Earnest Money Escrow" shall have the meaning set forth in Section 3.03.
      --------------------

     "Earnest Money Escrow Agreement" shall have the meaning set forth in
      ------------------------------
Section 3.03.

     "Employees" shall mean all employees of each of the Facilities, employed
      ---------
exclusively in connection with the Facilities.

     "Environmental Claims" shall mean any claim or notice of claim for
      --------------------
reimbursement or remediation expense, contribution, personal injury, property damage or damage to natural resources made, asserted or prosecuted by or on behalf of any third party (whether based on negligent acts or omissions, statutory liability, strict liability without fault or otherwise) including, without limitation, any Governmental Authority, Employee, former employee or guest, or their respective legal representatives, heirs, beneficiaries and estates, relating to or arising out of the release of any Hazardous Material or the violation of any Environmental Laws.

     "Environmental Laws" shall mean and include the Comprehensive Environmental
      ------------------
Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the
                                                                   -- ---
Resource Conservation and Recovery Act 42 U.S.C. Sections 6901, et seq.,
                                                                -- ---
Massachusetts General Laws Chapter 21E, and all other and similar Legal Requirements governing the environment or any Hazardous Material, all as amended from time to time, and all rules and regulations promulgated thereunder.

     "Environmental Liabilities" shall mean any cost or expense of any nature
      -------------------------
whatsoever required to be undertaken pursuant to any Environmental Laws to contain, remove, remedy, respond to, clean up or abate any release of Hazardous Material, or other contamination of surface water, groundwater, land surface or subsurface strata, whether on-site or off-site arising from operations or activities on the Real Property or any part thereof with respect to any of the Facilities, including, but not limited to, the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce or on-site or off-site use, treatment, handling, storage, disposal or transportation of any Hazardous Material, but excluding cleaning, office and other supplies or items used in connection with the Business of the Facility which are properly packaged, stored and used in compliance with all Environmental Laws.

     "Environmental Reports" shall have the meaning set forth in Section
      ---------------------
4.01(o).

     "Equipment Leases" shall mean with respect to each of the Facilities (as
      ----------------
the case may be) all leases and purchase money security agreements (including all amendments, modifications and supplements thereto and guaranties, extensions and renewals thereof) for any Fixtures and Tangible

Personal Property used or usable in the Business of such Facility, as identified on Schedule 1.01(a).
   ----------------

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended, and the regulations, interpretations and exemptions promulgated thereunder.

     "Escrow Agent" shall mean Lawyers Title Insurance Corporation or a trust
      ------------
company which is an Affiliate thereof, in its capacity as escrowee under the Earnest Money Escrow Agreement and the Indemnity Fund Escrow Agreement.

     "Exchange Escrowee" shall have the meaning set forth in Section 8.05(d).
      -----------------

     "Excluded Liabilities" shall mean all Liabilities of the Seller relating to
      --------------------
the Business of the Facilities arising or accruing prior to the Closing Date (other than those expressly assumed by Buyer pursuant to Section 6 and other than any Liabilities under Facility Contracts entered into prior to the Closing Date but which relate to periods after the Closing Date), including but not limited to claims for offset against future payments pursuant to a Reimbursement Program based on payments made during the period prior to the Closing for which reimbursement or recoupment is sought following the Closing.

     "Excluded Permits" shall mean those Permits which are non-transferable
      ----------------
under applicable law or under the provisions of such Permit.

     "Excluded Property" shall mean (i) Third Party Property including resident
      -----------------
funds, (ii) the Excluded Permits, (iii) cash or other funds on deposit in bank accounts or in transit for deposit (including petty cash), (iv) accounts receivable, (v) refunds, rebates or other claims or interest thereon, for periods or events occurring prior to the Cut Off Time, (vi) prepaid insurance and other prepaid items, (vii) utility deposits, (viii) Protected Name, (ix) Protected Marks, (x) Motor Vehicles owned by Seller other than the passenger van currently used in connection with the Facilities, (xi) Seller's proprietary, general ledger, accounts payable and payroll software, and (xii) financial records (including invoices) or, if not possible, copies thereof necessary to enable Seller to prepare cost reports for Reimbursement Programs for periods prior to the Closing.

     "Facility" shall have the meaning set forth in Recital B of the Preliminary
      --------
Statement.

     "Facility Activities" means the business of providing long-term nursing
      -------------------
home care, occupational therapy services, physical therapy services and speech therapy services, but expressly excluding assisted living, congregate care and services ancillary to the same.

     "Facility Assets" shall mean with respect to each Facility, the (i) Real
      ---------------
Property, (ii) Fixtures and Tangible Personal Property, (iii) Operating Equipment, (iv) Consumables, (v) Motor Vehicles, (vi) Miscellaneous Property Assets, and (vii) all right, title and interest of Seller in the Facility Contracts (to the extent transferable or assignable), but excluding the Excluded Property.

     "Facility Contracts" shall mean with respect to each Facility, the
      ------------------
Operating Agreements, Reimbursement Programs, Equipment Leases, and Permits pertaining to such Facility.

     "Final Closing Statement" shall have the meaning set forth in Section 6.02.
      -----------------------

     "Financial Statements" shall have the meaning set forth in Section 4.01(y).
      --------------------

     "Firm Date" shall mean September 30, 1998.
      ---------

     "Fixtures and Tangible Personal Property" shall mean with respect to each
      ---------------------------------------
of the Facilities all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances, computer hardware, art work and other articles of tangible personal property owned by Seller at Closing and used exclusively in connection with the Business of such Facility or any part thereof, subject to such depletions, re-supplies, substitutions and replacements as shall occur and be made in the Ordinary Course of Business prior to the Closing Date, excluding, however (i) Operating Equipment, (ii) Consumables, (iii) Miscellaneous Property Assets, (iv) Motor Vehicles, and (vi) Third Party Property.

     "Force Majeure Causes" shall mean causes beyond the reasonable control of
      --------------------
Seller or Buyer, as the case may be, including, without limitation, casualties, war, insurrection, strikes, lockouts and governmental actions.

     "Governmental Authority" shall mean any federal, state, county, municipal
      ----------------------
or other governmental or quasi-governmental body or agency or any subdivision thereof.

     "Hart-Scott Act" shall have the meaning set forth in Section 7.06.
      --------------

     "Hazardous Materials" shall mean any material or substance which is (i)
      -------------------
defined as a "hazardous waste" under the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) defined as a "hazardous substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time, and regulations promulgated thereunder ("CERCLA"); (iii) defined as a hazardous or toxic substance, pollutant, contaminant or waste in any Legal Requirement in the State in which any of the Real Property is located; (iv) petroleum; (v) asbestos; or (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section
1317).

     "Improvements" shall mean with respect to each Facility, the buildings,
      ------------
structures (surface and subsurface) and other improvements located on the Land for such Facility, including such fixtures as shall constitute real property under applicable Legal Requirements, including, without limitation, all electrical, mechanical, plumbing and other building systems; fire protection, security and surveillance systems; and all telecommunications, computer, wiring and cable installations, to the extent owned by Seller.

     "Increase" shall have the meaning set forth in Section 6.01.
      --------

     "Indemnification Threshold" shall have the meaning set forth in Section
      -------------------------
4.06(d).

     "Indemnitee" shall have the meaning set forth in Section 4.06(c).
      ----------

     "Indemnitor" shall have the meaning set forth in Section 4.06(c).
      ----------

     "Indemnity Fund Escrow Agreement" shall have the meaning set forth in
      -------------------------------
Section 4.06(f).

     "Indemnity Fund Termination Date" shall have the meaning set forth in
      -------------------------------
Section 4.06(f).

     "Initial Deposit" shall have the meaning set forth in Section 3.03.
      ---------------

     "Inspection Matters" shall have the meaning set forth in Section 2.02(b).
      ------------------

     "Inspection Period" shall mean the period from the date hereof to the Firm
      -----------------
Date.

     "Inspection Termination Notice" shall have the meaning set forth in Section
      -----------------------------
2.02(b).

     "Insurance Policies" shall have the meaning set forth in Section 4.01(t).
      ------------------

     "Intangibles Assignments" shall have the meaning set forth in Section
      -----------------------
5.04(e).

     "Intellectual Property" shall mean with respect to each of the Facilities
      ---------------------
all of the following owned by, issued to or licensed to Seller and used exclusively in the Business of such Facility: (i) trademarks, service marks, logos and trade names, together with all goodwill associated therewith, including the names under which the Facilities are currently operated (other than the Protected Names) and all registrations, applications, renewals, translations, adaptations, derivations and combinations thereof; (ii) copyrights and copyrightable works and all registrations, applications and renewals therefor; (iii) trade secrets and confidential information (including, without limitation, ideas, drawings, specifications, designs, plans, proposals, financial and accounting data, business and marketing plans, and customer and supplier lists); (iv) computer software other than Seller's proprietary software; (v) all other intellectual property rights; and (vi) all copies and tangible embodiments of the foregoing (in whatever form or medium), but excluding the Protected Marks and Protected Name and other Excluded Property.

     "Knowledge" shall mean, (i) with respect to the Seller, the actual
      ---------
knowledge of Thomas J. Flatley, Philip Baldi, Steven Esdale, David Rubenstein and William Porter and shall not be construed to refer to the knowledge of any other officer, director, agent, employee or representative of Seller, or any Affiliate of Seller; and (ii) with respect to the Buyer, the actual knowledge of
J. Stephen Eaton, Alan C. Dahl, Michael C. Lake, Daryl R. Griswold and Kent C. Fosha, Sr., and shall not be construed to refer to the knowledge of any other trustee, partner, officer, director, agent, employee or representative of Buyer, or any Affiliate of Buyer.

     "Land" shall mean those parcels of land legally described on Schedule
      ----                                                        --------
1.01(b), together with all easements, rights of way, servitudes, tenements,
-------
hereditaments, appurtenances, privileges and other rights with respect thereto, and all landscaping located thereon.

     "Lease Assignments" shall have the meaning set forth in Section 5.04(d).
      -----------------

     "Legal Requirements" shall mean all federal, state and local laws,
      ------------------
statutes, ordinances, rules and regulations affecting or in any way relating to the Facilities or the Business of the Facilities, including, without limitation, the Environmental Laws, the Americans with Disabilities Act, and the Occupational Safety and Health Act of 1970, as amended from time to time.

     "Liabilities" shall mean any liability, obligation, loss in value, damage,
      -----------
cost or expense of any nature whatsoever, whether now known or unknown, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, due or to become due, including, without limitation, any liability with respect to taxes of any kind whatsoever that relate to any of the Purchased Assets or the Business of the Facilities.

     "Major Casualty" shall mean either (i) a Casualty where the cost of
      --------------
restoring the Facility and repairing the loss, damage or destruction, as determined by a Massachusetts registered architect chosen by Buyer is Two Million Dollars and no/100 ($2,000,000) or more; or (ii) a Casualty which is reasonably anticipated to cause a Facility to discontinue operations and relocate more than 10 percent of its patients for a period of 5 days or more.

     "Major Condemnation" shall mean a condemnation which involves the
      ------------------
Condemnation of all of a Facility or of so much of a Facility as, in the opinion of a Massachusetts registered architect chosen by Buyer is reasonably anticipated to take out of operation more than 10% of the licensed beds in a Facility, or is determined by the Massachusetts Department of Health to render a Facility uninhabitable.

     "Material Adverse Effect" shall mean any condition, event, development or
      -----------------------
circumstance which has resulted in, or is foreseeably likely to result in, any Liability in excess of One Million Dollars ($1,000,000.00) in the aggregate with respect to the Business of all of the Facilities, but expressly excluding any matter related to the financial condition of the Business which is subject to the provisions of Section 6.01(l) of this Agreement dealing with a Purchase Price adjuster (whether or not there is an adjustment) and excluding any matters subject to cure or Decrease under Section 2.02(b) or Section 7.01(b) of this Agreement.

     "Material Equipment Leases" shall mean with respect to each of the
      -------------------------
Facilities, the Equipment Leases requiring aggregate remaining payments in excess of Twenty Thousand and No/100 Dollars ($20,000.00).

     "Material Operating Agreements" shall mean with respect to each of the
      -----------------------------
Facilities, the Operating Agreements requiring aggregate remaining payments in excess of Twenty Thousand and No/100 Dollars ($20,000.00).

     "Maximum Indemnity Amount" shall have the meaning set forth in Section
      ------------------------
4.06(d).

     "Medicaid Claims" shall mean claims against Buyer made subsequent to the
      ---------------
Closing by federal or state agencies which have made payments to Seller under the Medicaid program seeking to recover or recoup overpayments for services performed by Seller at the Facilities prior to the Closing.

     "Medicare Claims" shall mean claims against Buyer made subsequent to the
      ---------------
Closing by federal or state agencies which have made payments to Seller under the Medicare program seeking to recover or recoup overpayments for services performed by Seller at the Facilities prior to Closing.

     "Miscellaneous Property Assets" shall mean with respect to each of the
      -----------------------------
Facilities all (i) Intellectual Property, (ii) contract rights, leases and concessions; (iii) rights under guaranties or warranties relating to goods, merchandise or services; (iv) plans and specifications; (v) telephone numbers (except for those numbers related to the Protected Name or Protected Marks);
(vi) books and records, including patient and personnel records; (vii) other items of intangible personal property relating to the Business of such Facility, as the case may be, or any part thereof, and the goodwill associated therewith, including, without limitation, any goods, merchandise or services either in transit, under fabrication or otherwise ordered but not yet received at such Facility, on or prior to the Closing Date, but excluding: (a) Facility Contracts, and (b) the Excluded Property.

     "Motor Vehicles" shall mean with respect to each of the Facilities all
      --------------
motor vehicles owned or leased by Seller and used exclusively by Seller in the Business of such Facility.

     "Noncompete Period" or Nonsolicitation Period" shall mean the period
      --------------------------------------------
beginning on the date hereof and ending on the fifth anniversary of the Closing Date.

     "Notice" shall mean (i) with respect to notices to Seller, written notices
      ------
of which Thomas J. Flatley, Philip Baldi, Steven Esdale, David Rubenstein or William Porter has actual knowledge, and (ii) with respect to notices to

Buyer, written notices of which J. Stephen Eaton, Alan C. Dahl, Michael C. Lake, Daryl R. Griswold or Kent C. Fosha, Sr. has actual knowledge.

     "Operating Agreements" shall mean with respect to each of the Facilities
      --------------------
all service and maintenance contracts, and other contracts (including all amendments, modifications and supplements thereto and guaranties, extensions and renewals thereof) with respect to the Business of such Facility, other than the
(i) Equipment Leases and (ii) Reimbursement Programs.

     "Operating Equipment" shall mean with respect to each of the Facilities all
      -------------------
china, glassware, linens, kitchen utensils, silverware and uniforms, whether in use or held in reserve storage for future use, in connection with the Business of such Facility, which are on hand on the date hereof, subject to such depletion and including such re-supplies, substitutions and replacements as shall be made in the Ordinary Course of Business prior to the Closing Date.

     "Ordinary Course of Business" shall mean with respect to each of the
      ---------------------------
Facilities the ordinary course of business consistent with past customs and practices for such Facility, including but not limited to past customs and practices concerning admission criteria for private patients, increases in the annual compensation of Employees and the removal or replacement of equipment.

     "Permits" shall mean with respect to each of the Facilities all licenses,
      -------
governmental franchises and permits used in or relating to the Business of such Facility or any part thereof or facilities located thereon.

     "Permitted Assignee" shall mean a bank, trust company, insurance company or
      ------------------
pension fund or such other entity to which Buyer may assign its interests for financing purposes.

     "Permitted Exceptions" shall mean those matters (i) specified on the Title
      --------------------
Commitments delivered to the Buyer, other than the Seller Existing Mortgages, but including the rights of Facility residents or (ii) which may be otherwise specified in this Agreement or agreed upon in writing by the Seller and Buyer.

     "Personal Property" shall mean with respect to each of the Facilities, all
      -----------------
Facility Assets other than Real Property.

     "Preliminary Closing Statement" shall have the meaning set forth in Section
      -----------------------------
6.02.

     "Protected Marks" shall mean those trademarks, service marks, trade names,
      ---------------
logos, designs, and all goodwill appurtenant thereto which are owned by Seller or an Affiliate thereof as identified on Schedule 1.01(c), including, but not
                                         -------- -------
limited to, the Flatley logo/shield, which consists of the letter "F" on a crest.

     "Protected Name" shall mean the name "Flatley", "Flatley Mayo", and any
      --------------
variations thereof or derivations thereof, whether used alone or in combination with one or more other words or names.

     "Purchase Price" shall have the meaning set forth in Section 3.01(a).
      --------------

     "Purchased Assets" shall mean all Facility Assets with respect to all of
      ----------------
the Facilities.

     "Real Property" shall mean with respect to each of the Facilities, the Land
      -------------
and Improvements.

     "Reimbursement Programs" shall mean rights and obligations under
      ----------------------
arrangements and agreements with third party payors concerning payments and reimbursements, including participation in Medicare, Medicaid and other government sponsored programs.

     "Release" shall mean releasing, spilling, leaking, pumping, pouring,
      -------
emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

     "Seller Closing Documents" shall have the meaning set forth in Section
      ------------------------
5.04.

     "Seller Continuation Notice" shall have the meaning set forth in Section
      --------------------------
2.02(b).

     "Seller Existing Mortgages" shall mean those mortgages encumbering the
      -------------------------
Facilities and more particularly described on Schedule 1.01(d) hereof.
                                              ----------------

     "Surveys" shall have the meaning set forth in Section 5.03.
      -------

     "Survival Period" shall have the meaning set forth in Section 4.04(a).
      ---------------

     "Tax-Free Exchange" shall have the meaning set forth in Section 8.05(d).
      -----------------

     "Taxes" shall mean any federal, state, local or foreign income, gross
      -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, room, transfer, registration, ad valorem, betterment assessments, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to such tax liability of any other person.

     "Territory" shall mean the area within a 10 mile radius of any Facility.
      ---------

     "Third Party Property" shall mean all items of Personal Property located at
      --------------------
each of the Facilities which are (i) owned by Employees, residents, other persons furnishing food or services to such Facilities, or other third parties, or (ii) leased pursuant to the Equipment Leases with respect to such Facilities.

     "Title Commitments" shall have the meaning set forth in Section 5.02(a).
      -----------------

     "Title Company" shall mean Lawyers Title Insurance Corporation.
      -------------

     "Title Policies" shall have the meaning set forth in Section 5.02(b).
      --------------

     "Trade Secrets" shall mean information relating to the Facilities,
      -------------
exclusively used in the operation of the Facilities and not generally known to competitors, including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, including, without limitation, computer software and related source codes, device, method, technique, process, financial data, financial plan, product plan, services plans, list of actual or potential patient referral sources or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use.

     "Transferred Employees" shall mean any Employees who accept offers of
      ---------------------
employment from the Buyer in accordance with the provisions set forth on
Schedule 8.07.
-------------

     "WARN Act" shall mean the Worker Adjustment Retraining and Notification Act
      --------
of 1988, as amended, and any similar state or local law or regulation.

     1.02  References.  All references in this Agreement to particular sections
           ----------
or articles shall, unless expressly otherwise provided, or unless the context otherwise requires, be deemed to refer to the specific sections or articles in this Agreement. The words "herein", "hereof", "hereunder", "hereinafter", "hereinabove" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or article hereof.

     1.03  Pronouns.  All pronouns and variations thereof used herein shall,
           --------
regardless of the pronoun actually used, be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may, in the context in which such pronoun is used, require.

                                  ARTICLE II

                        Agreement for Sale and Purchase
                        -------------------------------

     2.01 Purchased Assets.  For the consideration and subject to the terms and
          ----------------
conditions herein set forth and in reliance upon the representations, warranties, covenants and undertakings herein contained, and subject to each of the terms, covenants and conditions herein set forth, Seller hereby agrees to sell, transfer, assign, convey, set over and confirm the Purchased Assets unto Buyer, and Buyer hereby agrees to purchase the Purchased Assets from Seller, all at the Closing on the Closing Date, subject to the provisions of this Agreement. The Buyer may assign this Agreement to a Permitted Assignee or designate a transferee of certain of the Facility Assets, in the manner specified in Section 3.05.

     2.02 Due Diligence Materials Reviews and Inspections.
          -----------------------------------------------

          (a) Seller will provide and make available to Buyer during the Inspection Period the types of documents and materials relating to the Facilities reasonably requested by Buyer (the "Due Diligence Materials"). Seller will assemble and make available for review all such Due Diligence Materials. In addition, Seller agrees to deliver to Buyer copies of any Due Diligence Materials which Buyer reasonably requests for review. In the event that this Agreement is terminated for any reason, Buyer shall promptly return all such copies (including, without limitation, all information provided to Buyer under the confidentiality agreement between the parties) to Seller, which obligation shall survive the termination of this Agreement.

          (b) During the Inspection Period, the Buyer may conduct such due diligence inquiries as may be deemed appropriate or necessary by Buyer with respect to (i) all matters then existing related to the environmental condition of the Facilities, (ii) all matters then existing related to the physical and structural condition and adequacy of the Properties, including, without limitation, all Personal Property, all Operating Equipment, Improvements and other capital items, and all matters related to Legal Requirements and Facility Contracts, (iii) all matters related to the Title Commitments, the existing surveys for the Facilities (other than matters affecting title that are first disclosed to Buyer in a title update obtained from the Title Company after the Firm Date which are not Permitted Exceptions), (iv) all matters relating to the financial statements and operating budgets for the Facilities, (v) all information relating to the medical staff and Employees of the Facilities, (vi) all information concerning the residents of the Facilities (other than information which may not be disclosed under applicable Legal Requirements) and the persons or Reimbursement Programs responsible for payment of their charges and (vii) all other matters relating to the Condition of the Property (items (i) through (vii) above are hereinafter referred to collectively as the "Inspection Matters"). In the event that on or prior to the Firm Date, Buyer determines in Buyer's sole discretion that Buyer is not satisfied with respect to one or more of the Inspection Matters, Buyer shall provide written notice of the same to the Seller (the "Inspection Termination Notice"), in which event, Seller shall have the option, exercisable within ten (10) days of receipt of the Inspection Termination Notice to (i) terminate this Agreement (which shall occur without regard to Seller's option if Buyer fails to list any specific Inspection Matters that are issues in its Inspection Termination Notice), in which event the Initial Deposit shall be returned to the Buyer, and Seller and Buyer shall have no further rights or obligations hereunder, except those terms and provisions of this Agreement which survive such a termination (including, without limitation, the confidentiality agreement and the provisions of Section 2.02(d)); or (ii) to elect to proceed by notice to Buyer (the "Seller Continuation Notice"), in which event Seller shall, in its sole discretion, either (A) cure such unsatisfactory Inspection Matters to the reasonable satisfaction of Buyer on or prior to Closing or (B) provide for a Decrease in the Purchase Price in an amount sufficient for Buyer to cure such unsatisfactory Inspection Matters after Closing, such amount to be mutually satisfactory to Buyer and Seller. Failure by Seller to provide the Seller Continuation Notice shall be deemed an election by Seller to terminate this Agreement. In the event that this Agreement terminates in accordance with this Section or at any time thereafter prior to Closing, and Seller so requests in writing within thirty (30) days thereafter, Buyer agrees to deliver to Seller, at no cost to Seller, any and all plans, studies, tests, reports or surveys (including, without limitation, environmental reports and structural reports) prepared by third parties and obtained by or on behalf of Buyer in connection with its due diligence inquiries. In the event that Buyer does not provide the Inspection Termination Notice to Seller or the transaction otherwise proceeds in accordance with a Seller Continuation Notice, Seller shall have no Liability to Buyer relating to any Inspection Matters existing on or before the Firm Date except those specifically set forth in the Inspection Termination Notice which Seller has agreed to cure or allow for a Decrease in the Purchase Price as set forth above, and none of the Inspection Matters shall be taken into account in the determination of whether a Material Adverse Effect has occurred at the time of Closing.

          (c) The Seller agrees to cooperate with Buyer in facilitating its due diligence during the Inspection Period, including, without limitation, providing or making available, all such materials and documents (or copies) in Seller's possession or control as Buyer reasonably requests, and Seller agrees to use good faith efforts to respond to any such request as promptly as reasonably practicable. Seller shall at all reasonable times, and upon reasonable prior notice from Buyer from time to time, until the Firm Date, grant to Buyer and its engineers, architects and other agents or representatives access to the Facilities, and all portions thereof, for the purpose of making inspections, examinations and tests with respect thereto, provided that no such tests shall
                                             --------
result in any material damage to the Properties (whether or the not the same shall be repairable) or unreasonably interfere with the normal conduct of business of the Properties (including without limitation the care of residents), and further provided that Seller may require that such inspectors and
    ----------------
representatives of Buyer be accompanied at all times by a representative of Seller, and Seller agrees to make its representatives available for such purpose.

          (d) Buyer agrees that it will indemnify and hold Seller harmless from and against all damage (whether material or not) to persons or property caused by any inspection, examination or test in the course of due diligence matters described in Section 2.02, which are caused by Buyer or its inspectors, consultants, contractors, agents or Affiliates. Buyer agrees that its obligations under the confidentiality agreement shall apply to all information in connection with the above referenced inspections, examinations or tests and Buyer agrees that all such information shall be kept confidential by Buyer and its inspectors, consultants, contractors, agents, and affiliates, and that Buyer shall be responsible for the compliance by such parties with the terms of the confidentiality agreement, and the terms of this paragraph, provided, that
                                                            --------
nothing herein or therein is intended to prevent any inspectors or consultants from making disclosures to government agencies which are required by law.

          (e) Following the Inspection Period, if Buyer does not give the Inspection Termination Notice or otherwise proceeds in accordance with a Seller Continuation Notice, Seller will provide reasonable access to the Facilities to Buyer and its employees, on the conditions specified above, and shall make available to Buyer and its accountants one or more of the employees of Seller at reasonable times and upon reasonable prior notice for the purpose of addressing Buyer's and its accountants' questions relating to the Financial Statements. After the Closing Date Buyer shall have the right to cause its accountants to conduct an audit of the Financial Statements of the Seller relating to the Facilities. Seller agrees to execute and deliver to the accountants after the Closing Date, a reliance letter in a form mutually acceptable to the Buyer's accountants and Seller's accountants, and to cooperate with the accountants in the audit. All costs, expenses and other charges incurred in connection with such audit shall be borne and paid for by Buyer. After the Closing, Seller agrees to provide Buyer with reasonable access to the books, records and financial information for the Facilities held by Seller at reasonable times and upon reasonable prior notice.

     2.03  Schedules and Exhibits.  Buyer and Seller acknowledge that the
           ----------------------
Schedules and Exhibits to this Agreement are currently being prepared and will not be available at the time of execution of this Agreement. Seller and Buyer agree to complete all of the Schedules and Exhibits for attachment to this Agreement on or before ten (10) days after the date hereof. In the event that such Schedules and Exhibits are not completed by such date, either Buyer or Seller may elect to terminate this Agreement, in which event the Deposit shall be returned to Buyer, and Seller and Buyer shall have no further rights or obligations hereunder, except with respect to those terms and provisions of this Agreement which survive such a termination.


                                  ARTICLE III

                                Purchase Price
                                --------------

     3.01  Amount of Purchase Price.
           ------------------------

          (a) In consideration for the sale of the Purchased Assets, Buyer agrees to pay Seller, at the Closing, an amount equal to Sixty-Four Million Dollars ($64,000,000). The foregoing sum, as adjusted by any Increase or Decrease, is referred to herein as the "Purchase Price".

          (b) The Purchase Price shall be allocated among each Facility (the "Allocated Purchase Price"), and further allocated among Land, Improvements, Personal Property (other than goodwill) and goodwill with respect to each Facility, as set forth on Schedule 3.01(b) attached hereto. Seller and Buyer
                          ----------------
agree that the allocation set forth on Schedule 3.01(b) has been arrived at by a
                                       ----------------
process of arm's-length negotiations, including the parties' best judgment as to the fair market value of each respective asset, and the parties specifically agree to such allocation as final and binding (as between the parties) and will consistently reflect such allocations on their respective federal, state and local tax returns. The terms of this Section 3.01(b) shall survive the Closing.

          (c) Notwithstanding the allocation of the Purchase Price, (i) the sale of the Facilities shall be on an all or nothing basis, the sale of each item of each Facility to be conditioned upon the simultaneous sale of all other items of all Facilities on a concurrent basis, and (ii) Buyer shall have no right to purchase, and Seller shall have no right to cause Buyer to purchase, less than all of the Facilities, as an entirety in accordance with the provisions of this Agreement.

     3.02  Payment of Purchase Price.  The full amount of the Purchase Price
           -------------------------
shall be paid at Closing by wire transfer of immediately available funds. The Purchase Price shall be wired to such account or accounts as Seller may direct in a written instrument delivered to Buyer.

     3.03  Earnest Money.  Concurrently with the execution of this Agreement,
           -------------
Buyer shall deposit, in a strict joint order escrow (the "Earnest Money Escrow") with the Escrow Agent the sum of One Million and No/100 Dollars ($1,000,000.00) (the "Initial Deposit"), such amount to be held as an earnest money deposit hereunder in accordance with the provisions of a strict joint order escrow agreement in the form attached hereto as Exhibit B (the "Earnest Money Escrow
                                         ---------
Agreement"). On or before the thirteenth (13/th/) day following the Firm Date, Buyer shall deposit with the Escrow Agent in the Earnest Money Escrow an additional sum of One Million Dollars ($1,000,000.00) (the "Additional Deposit"). The Initial Deposit and the Additional Deposit are collectively referred to as the "Deposit". The Deposit is non-refundable and the Buyer shall have no right to receive the Deposit at any time after the Firm Date, unless one of the conditions specified in Section

7.01(a), (b), (c), (d), (e), (f), (g), (h), (i) or (j) shall not have been satisfied or waived. At the Closing, unless this Agreement has been terminated in accordance with the terms hereof, Buyer and Seller shall cause their respective representatives to direct the transfer of the remaining Deposit in the Earnest Money Escrow to Seller, such amount to be applied in partial satisfaction of the obligation of Buyer with respect to the Purchase Price. The Deposit shall be invested from time to time in United States government securities, commercial paper, certificates of deposit or other interest-bearing accounts or certificates as directed by Buyer and as reasonably approved by Seller, in all events such investments to have dates of maturity not later than the then estimated date for Closing. All costs and expenses of the Escrow Agent incurred in connection with the establishment of the Earnest Money Escrow or the Earnest Money Escrow Agreement shall be paid one-half by Seller and one-half by Buyer.

     3.04  Liabilities Assumed and Excluded.  In addition to the payment of the
           --------------------------------
Purchase Price as above provided, at the Closing, Buyer shall assume, and agree to pay, perform and fully discharge all of the Assumed Liabilities at and after the Closing. Buyer shall not assume and shall have no liability for, and Seller shall retain and have full responsibility for the Excluded Liabilities, provided, that with respect to each applicable year through the Closing, on the
--------
date which is the later of (i) five (5) years following the Closing or (ii) five
(5) years following the date of final notice of program reimbursement for such year, claims for offset or recoupment against post-closing payments pursuant to a Reimbursement Program shall no longer be an Excluded Liability except for claims which have been asserted in writing prior to such date.

     3.05  Designation of Transferees.  On or before two (2) Business Days prior
           --------------------------
to Closing, Buyer shall have the right to assign this Agreement to an Affiliate of Buyer or a Permitted Assignee or designate an Affiliate of Buyer or a Permitted Assignee as the transferee to be named in one or more of the Conveyance Documents and may instruct the Seller in writing to execute and deliver one or more of the Conveyance Documents to the designee so designated by Buyer. Each such assignee or designee must execute and deliver an Acknowledgment and Assumption Agreement in a form reasonably satisfactory to the Seller and Buyer, pursuant to which assignee or designee (as the case may be) shall acknowledge that such designee is an assignee of Buyer with respect to this Agreement or the Facility Assets transferred to such designee or assignee (as the case may be) and shall agree to assume and discharge all of the obligations of Buyer at Closing and thereafter arising under this Agreement with respect to such Facility Assets. The assignment of this Agreement to such Affiliate or Permitted Assignee or the designation of such Affiliate or Permitted

Assignee and the execution and delivery of the Conveyance Documents to them by the Seller in accordance with Buyer's instructions shall not relieve or discharge Buyer of any of its obligations arising under this Agreement, including, without limitation, the obligation of the Buyer to pay the Purchase Price, all indemnification obligations of the Buyer under this Agreement, and any other obligations of the Buyer which survive Closing.

                                  ARTICLE IV

                        Representations and Warranties
                        ------------------------------

     4.01  Representations and Warranties of Seller.  Seller hereby represents
           ----------------------------------------
and warrants to Buyer, and to Buyer's successors and permitted assigns, as follows:

          (a)  Execution and Delivery.  This Agreement has been duly executed
               ----------------------
and delivered by Seller.

          (b)  Binding Effect.  This Agreement represents the valid and binding
               --------------
obligation of Seller enforceable against Seller in accordance with its terms. Subject to obtaining necessary governmental approvals, Seller has full right, power and authority to sell the Purchased Assets as herein contemplated without consent or approval of any party, except for any consents which may be required under Facility Contracts.

          (c)  Non-Contravention.  The execution and delivery of this Agreement
               -----------------
and the performance by Seller of its obligations hereunder will not result in a breach, violation, default or loss of material rights under (i) any provision of any document by which Seller is bound or to which its assets are subject, (ii) any judgment, injunction, order, decree or other instrument binding upon Seller, or (iii) to the Knowledge of Seller, any Legal Requirement, except for any consents required under any Facility Contracts.

          (d)  Rights to Purchase, Lease or Manage the Facilities.  Except for
               --------------------------------------------------
Buyer's rights to purchase the Facilities under this Agreement, there are no outstanding options, rights of first offer, or rights of first refusal or other agreements to purchase, lease or manage any of the Facilities, the Purchased Assets or any rights with respect thereto.

          (e)  Condemnation.  Except as set forth in Schedule 4.01(e), there are
               ------------                          ----------------
no condemnation or other proceedings in eminent domain pending, or to the Knowledge of Seller, threatened, against any of the Real Property or any part thereof.

          (f)  Tax Abatements.  Except as set forth in Schedule 4.01(f), the
               --------------                          ----------------
Seller has not commenced any proceedings which are pending for the reduction of the assessed valuation of any of the Real Property or Fixtures and Tangible Personal Property or any part thereof for any of the Facilities.

          (g)  Personal Property. Except as set forth on Schedule 4.01(g),
               -----------------                         ----------------
Seller has good and marketable title and to all of the Personal Property, subject only to the Permitted Exceptions, whether or not reflected in its books and records and whether or not reflected in its most current balance sheet included in the Financial Statements as being owned by it, free and clear of any mortgage, pledge, conditional bill of sale, security agreement, financing statement or any other lien, claim or encumbrance (other than liens which will be released in full on or prior to the Closing Date and liens arising from ad valorem property taxes unpaid but not yet due). Buyer acknowledges that the Personal Property will fluctuate from time to time in the Ordinary Course of Business. The Personal Property shall include on the date of Closing sufficient quantities of operating supplies for the normal operation of the Facilities in the Ordinary Course of Business and in accordance with applicable Legal Requirements.

          (h)  Operating Agreements and Equipment Leases.  Schedule 4.01(h) sets
               ------------------------------------------- ----------------
forth a true, accurate and complete list of all Material Operating Agreements and Material Equipment Leases respectively, currently in effect with respect to each of the Facilities. Except as disclosed on Schedule 4.01(h), or as
                                                ----------------
otherwise herein or in any other exhibit or schedule hereto expressly provided, Seller has neither received nor delivered any written notice that any party to any Material Operating Agreement or Material Equipment Lease is currently in default thereunder, and to Seller's Knowledge, no event has occurred or circumstance exists which, with the giving of notice or passage of time, would result in a default thereunder.

          (i)  List of Residents.  Seller has provided to Buyer an accurate and
               -----------------
complete list of the residents of each of the Facilities as of July 31 together with the date of each resident's admission, the current primary source of payment for such resident, and the amount of any deposit made by such resident for future services and currently held by Seller.

          (j)  Motor Vehicles.  Schedule 4.01(j) sets forth a true, accurate and
               --------------   ----------------
complete list of all Motor Vehicles owned or leased by Seller with respect to each of the Facilities.

          (k)  Compliance with Legal Requirements.  Except as provided in
               ----------------------------------
Schedule 4.01(k), Seller has not received any written Notice of violation of
----------------
any Legal Requirements from any Governmental Authority having jurisdiction over or affecting the Seller or the Facilities or with respect to the Business of the Facilities which has not previously been complied with, nor, to the Knowledge of Seller, is there any uncured material violation of any Legal Requirement relating to any of the Facilities.

          (l)  Taxes.  Except as provided in Schedule 4.01(l), all business,
               -----                         ----------------
occupation, sales, use and other similar Taxes imposed with respect to any of the Purchased Assets, or the operation thereof for its currently intended purpose, which are due and payable by Seller have been paid in full, or will be paid by Seller when such Taxes become due and payable and all real estate ad valorem taxes have been paid before the dates on which interest or penalties would be due thereon. Seller has timely and properly filed (or timely requested extensions with respect to) all federal, state, local and foreign Tax returns, reports and forms for which it is or has been required to file with respect to the operation, use and ownership of the Purchased Assets.

          (m)  Foreign Person Affidavit.  In order to induce Buyer to waive the
               ------------------------
requirement of withholding tax under Section 1445 of the Code, Seller represents and warrants (and will confirm by sworn affidavit delivered at the Closing) that Seller is not a foreign person for purposes of said Section 1445.

          (n)  Permits.  Except as provided in Schedule 4.01(n), Seller has
               -------                         ----------------
received no written Notice from any Governmental Authority (i) of any intended or threatened non-renewal, suspension or revocation of any Permit or (ii) that such Seller has failed to obtain a Permit required for the operation of a Facility or a Facility Asset. Each of the Facilities is duly licensed pursuant to Mass. G.L. c. 111 (S)71 and the regulations thereunder.

          (o)  Environmental Matters.  Seller has delivered to Buyer true,
               ---------------------
correct and complete copies of all written environmental site assessments, reports and summaries and asbestos surveys (collectively, the "Environmental Reports") described on Schedule 4.01(o). To Seller's Knowledge, the
                       ----------------
Environmental Reports are the only reports in Seller's possession regarding environmental matters and Hazardous Materials at the Real Property for each of the Facilities. Except as set forth on Schedule 4.01(o), Seller has not
                                        ----------------
received any written Notice of any alleged Environmental Claims or of the presence of any Hazardous Material on the Facilities which is not permitted by Environmental Laws. To the Knowledge of Seller, except as otherwise disclosed in the Environmental Reports, during Seller's ownership of the Facilities, there has been no Release of any Hazardous Materials on, or (in connection with the operation of the Facilities) offsite of, the Facilities in violation of applicable Environmental

Laws. To the Knowledge of Seller, except as may be disclosed in Schedule 4.01(o)
                                                                ----------------
or in the Environmental Reports, there are no uncured material violations of any Environmental Laws relating to any of the Facilities. To Seller's Knowledge, except as may be disclosed in the Environmental Reports, during the period of Seller's ownership of the Facilities, Seller has not caused or permitted the Facilities to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, or other dangerous or toxic substances, or solid waste, except in compliance with Environmental Laws. Except as may be disclosed in Schedule 4.01(o) or in the
                                                  ----------------
Environmental Reports, to Seller's Knowledge, there has not been incorporated into the Facilities and the Facilities do not contain, any asbestos products, urea-formaldehyde, or other known building products which constitute Hazardous Materials, in violation of Environmental Laws.

          (p)  Employees. All Employees of each of the Facilities are employees
               ---------
of the Seller or an Affiliate. There are no union contracts or collective bargaining agreements affecting any of the Facilities or the employees of the Facilities. To Seller's Knowledge, during the three (3) years prior to the date of this Agreement, the Employees of the Facilities have not been subject to a union election nor is there any pending or threatened attempt to unionize any of the Employees of the Facilities. There has been no significant increase in any salaries of any of the Employees of the Facilities during the past year other than in the Ordinary Course of Business and, except as set forth on Schedule
                                                                    --------
4.01(p), there are no oral or written contracts, agreements or arrangements
-------
obligating Seller to increase the compensation or benefits paid or payable to any Employee now or in the future. To Seller's Knowledge, Seller has not employed any natural person at the Facilities in violation of the Immigration Reform and Control Act of 1986, as amended.

          (q)  ERISA Matters.  Except as set forth on Schedule 4.01(q), neither
               -------------                          ----------------
Seller nor any Affiliate maintains or contributes to any single employer or multi-employer defined benefit pension plans as defined by Title IV of ERISA with respect to the Facilities or their Employees. With respect to any other employee benefit plans maintained by Seller with respect to the Facilities Seller has made or properly accrued all required payments with respect to such plans.

          (r)  Litigation.  Except as set forth on Schedule 4.01(r), (i) there
               ----------                          ----------------
is no action, suit or proceeding pending, or to the Knowledge of Seller threatened, against or affecting Seller or any of the Facilities in any court or before any arbitrator or other Governmental Authority, (ii) there are no unappealable, final judgments unsatisfied against Seller and (iii) there are no consent decrees to which Seller is subject, which in the case of any of the foregoing, relate to the Facilities or would adversely affect Seller's ability to satisfy his closing obligations set forth in Section 5 of this Agreement.

          (s)  Bankruptcy.  No Act of Bankruptcy has occurred with respect to
               ----------
Seller.

          (t)  Insurance.  Schedule 4.01(t) sets forth a true, correct and
               ---------   ----------------
complete list of all insurance policies covering Seller and each of the Facilities (the "Insurance Policies"). Each of the Insurance Policies is in full force and effect. Except as set forth on Schedule 4.01(t), no written
                                               ----------------
Notice has been received by Seller from the insurance company which issued any of such policies stating that any of such policies is not in full force and effect, will not be renewed or will be renewed only at a higher premium rate than is presently payable therefor. Seller has delivered to Buyer true, accurate and complete copies of each of the Insurance Policies. With respect to the general liability, malpractice and property insurance maintained by Seller there have been no gaps in coverage during the three year period prior to the date of this Agreement.

          (u)  Patient Funds. All patient funds held for the benefit of
               -------------
residents of the Facilities have been kept in accordance with applicable Legal Requirements.

          (v)  Sufficiency of Purchased Assets.  Except for the Excluded
               -------------------------------
Property, the Purchased Assets (i) constitute all of the assets and properties used or held for use in the conduct of the Business of the Facilities and (ii) are generally adequate to conduct the Business as currently conducted.

          (w)  Participation.  Seller has received no Notice from any
               -------------
Governmental Authority or third party fiscal intermediary or carrier administering any Medicare or Medicaid program of any intended or threatened suspension or termination of Seller's or the Facilities' right to participate in the Medicare or Medicaid programs or any action, suit or proceeding threatened by any such Governmental Authority or third party intermediary with respect to any such suspension or termination, nor does Seller have any Knowledge of any events that could lead to suspension or termination of Seller's or the Facilities' right to participate in the Medicare or Medicaid programs.

          (x)  Intellectual Property Licenses.  To Seller's Knowledge, except as
               ------------------------------
disclosed on Schedule 4.01(x), Seller holds no licenses with respect to the
             ----------------
Intellectual Property.

          (y)  Financial Statements.  Seller has delivered to Buyer, (i) true
               --------------------
and complete copies of the unaudited financial statements for each of the Facilities for the periods ended December 31, 1995, 1996 and 1997; and (ii) true and complete copies of the unaudited financial statements for each of the Facilities for the period ended June 30, 1998, and for the three (3) months period and year to date then ended (collectively, the "Financial Statements"). The Financial Statements were prepared in accordance with the books of account and other financial records of each of the Facilities and represent fairly the results of operation of the Facilities as of the dates thereof or for the periods covered thereby and have been prepared in a manner consistent with past practice and custom of the Facilities. Seller shall deliver to Buyer as soon as reasonably practicable, all cost reports and any audits of cost reports under Medicare or Medicaid for the three years prior to the date of this Agreement for the Facilities, and the Medicare and Medicaid rate sheets for the last three years for the Facilities. Seller and Buyer acknowledge and agree that Seller shall have no additional liability or obligation for a breach of a representation or warranty set forth in Section 4.01(y) to the extent that such matter is subject to the provisions of Section 6.01(l) of this Agreement dealing with a Purchase Price adjuster (whether or not there is an adjustment).

          (z)  Certain Changes.  Except as may be set forth in Schedule 4.01(z),
               ---------------                                 ----------------
or reflected on the Financial Statements, since the date of the last Financial
Statement: (i) there has not been any material adverse change in the results of operations, business, assets, properties, liabilities, financial position or affairs of the Facilities or the Seller which has had or will have a Materially Adverse Effect on the Purchased Assets; (ii) there has not been any damage, destruction or loss whether or not covered by insurance, affecting the Purchased Assets of the Facilities which is a Major Casualty or Major Condemnation; (iii) except for transactions in the Ordinary Course of Business, there has not been any disposition of, any encumbrance or agreement to dispose of or to encumber, or any pledge or grant of a security interest in or agreement to pledge an interest in, any of the Purchased Assets used in connection with the Facilities or any increase (except for the accrual of interest) or any agreement to increase any indebtedness of, or prepayment or any agreement to prepay any indebtedness of, Seller with respect to the Facilities; (iv) there has not been any change in the accounting methods or practices of Seller with respect to the Facilities (except as required by law) adopted by Seller with respect to the Facilities; (v) there has not been any contract entered into for services at any Facility for any family member of Seller or any members of his families.

          (aa)  Compliance With Healthcare Regulations.  The Facilities
                --------------------------------------
currently are licensed for 795 beds by the Commonwealth of Massachusetts. To Seller's Knowledge, each Facility is fully licensed by the Commonwealth of Massachusetts and is in good standing as a healthcare provider under the Medicare program as administered by the federal government and the Medicaid program as administered by the Commonwealth of Massachusetts. To Seller's Knowledge, the Medicare and Medicaid reports for the last three calendar years and the current portion of this calendar year are true and correct in all material respects.

          (bb)  Discharge of Obligations.  Except as set forth in Schedule
                ------------------------                          --------
4.01(bb), all obligations imposed on Seller under any admission agreements,
--------
agreements with residents or agreements with others concerning patient services at the Facilities have been carried out, performed and complied with in all material respects.

          (cc)  Occupancy.  The Average Patient Census for the period from
                ---------
January 1, through July 31, 1998 at the Facilities taken as a group, is 751, which is 94.465% of available licensed beds.

          (dd)  No Rebates or Allowances.  Except as set forth in Schedule
                ------------------------                          --------
4.01(dd), none of the residents of the Facilities have been given any concession
--------
or consideration for the rental of any room, and no residents are entitled hereinafter to any concessions, rebates, and/or allowances of free occupancy for any period after the Closing Date.

          (ee)  Utilities.  Schedule 4.01(ee) sets forth for the period January
                ---------   -----------------
1, 1997 through December 31, 1997, the total amount of water, sewer, gas, fuel oil, electric, trash removal and repair and maintenance costs for each Facility incurred by Seller.

          (ff)  Condition and Repair Requirements.  To Seller's Knowledge,
                ---------------------------------
except as set forth in Schedule 4.01(ff), there are no outstanding requirements
                       -----------------
by any mortgagee or insurance company, requiring any repairs or work to be done on the Facility.

          (gg)  Liens on Purchased Assets. Except as shown on Schedule 4.01(gg),
                -------------------------                     -----------------
all debt or security instruments which create a lien on the Purchased Assets owned by Seller with respect to the Facilities are in good standing and will be paid in full on or before Closing; all payments of principal and interest and all reserves, deposits and other charges required by the holders thereof to be paid or made thereunder prior to the Closing Date have or will have been paid or made; no default or breach exists thereunder irrespective of any applicable grace period; and no notice has been received from any holder of any of such debt claiming any default of breach to exist which has not been remedied or waived.

     4.02  Representations and Warranties of Buyer.  Buyer hereby represents and
           ---------------------------------------
warrants to Seller as follows:

          (a)  Organization and Authority.  Buyer is a corporation organized,
               --------------------------
existing and in good standing under the laws of the State of Georgia and has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          (b)  Binding Effect.  This Agreement has been duly authorized,
               --------------
executed and delivered by all requisite action on the part of Buyer and represents the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Subject to obtaining necessary governmental approvals, Buyer has full right, power and authority to purchase the Purchased Assets as herein contemplated without the consent or approval of any third party.

          (c)  Non-Contravention. The execution and delivery of this Agreement
               -----------------
and the performance by Buyer of its obligations hereunder will not result in a breach, violation, default or loss of material rights under (i) any provision of any document by which Buyer is bound or to which its assets are subject, (ii) any judgment, injunction, order, decree or other instrument binding upon Buyer, or (iii) to the Knowledge of Buyer, any Legal Requirement, except for any consents required under any Facility Contracts.

          (d)  Litigation.  Except as set forth on Schedule 4.02(d), (i) there
               ----------                          ----------------
is no action, suit or proceeding pending or, to Buyer's Knowledge, threatened, against or affecting Buyer in any court or before any arbitrator or other Governmental Authority, (ii) there are no unappealable, final judgments unsatisfied against Buyer and (iii) there are no consent decrees to which Buyer is subject, which in the case of any of the foregoing, would adversely affect Buyer's ability to satisfy its closing obligation set forth in Section 5 of this Agreement.

          (e)  Bankruptcy.  No Act of Bankruptcy has occurred with respect to
               ----------
Buyer.

     4.03  Condition of the Property; No Warranty; Buyer's Assumption of Risk.
           ------------------------------------------------------------------

          (a) The term "Condition of the Property" means with respect to each of the Facilities and the Facility Assets the following:

          (i) the quality and adequacy of the physical condition of the Real Property and Personal Property, or any part thereof, including, without limitation, (1) nature or quality of the construction, design or engineering of the Improvements, and the labor and materials used to construct the Improvements; (2) the condition of structural elements, foundations, roofs, glass, mechanical, plumbing, electrical, HVAC, sewage, and utility components and systems of the Improvements; (3) the capacity of sewer, water or other utilities with respect to the Improvements; (4) the geology, topography, flora, fauna, soils, drainage, subsurface conditions, groundwater, landscaping and irrigation of or with respect to any of the Real Property; (5) the location of the Facility or any part thereof in or near any special taxing district, flood hazard zone, wetlands area, protected habitat, geological fault or subsidence zone, hazardous waste disposal or clean-up site, (6) the existence, location or condition of ingress, egress, access to and from the Real Property, and any parking thereon; and (7) the presence of any asbestos or other Hazardous Materials, dangerous or toxic substance, material or waste in, on, under or about the Real Property or any part thereof;

          (ii) the development potential, economic feasibility, cash flow and expenses of the Facility, the Facility Assets, the Business or any part thereof;

          (iii) the habitability, merchantability, fitness, suitability and adequacy of the Facility or the Facility Assets, or any part thereof for any particular use or purpose;

          (iv) the compliance or non-compliance of Seller or any other person or entity or the operation of the Facilities, the Facility Assets or any part thereof in accordance with Legal Requirements;

          (v) the condition of the Real Property or the condition of title to the Real Property or any part thereof, including, without limitation, matters relating to zoning, building, public works, parking, fire and police access, handicap access, life safety, subdivision and subdivision sales, and Hazardous Materials, dangerous and toxic substances, materials, conditions or waste, including, without limitation, the presence of Hazardous Materials in, on, under or about any portion of the Purchased Assets that would cause state or federal agencies to order a clean up of any portion of the Purchased Assets under any Environmental Laws; and all agreements, covenants, conditions, restrictions (public or private), condominium plans, development agreements, site plans, building permits, building rules, and other instructions and documents governing the use, management, and operation of the Purchased Assets or any part thereof; legal descriptions, title defects, liens, encumbrances, boundaries, encroachments, mineral rights, options, easements, access, covenants, zoning ordinances, setback lines and development agreements;

          (vi) the availability, cost and available coverages of title insurance for the Real Property, including any special endorsements desired by Buyer;

          (vii) the availability, cost, terms and coverage of liability, hazard, comprehensive, workers' compensation, and any other insurance with respect to the Facilities, any Facility Assets or any part thereof;

          (viii) the terms and conditions of Facility Contracts and the financial condition and business prospects of the Business of the Facilities; and

          (ix)   all other Inspection Matters.

     (b) If Buyer does not give the Inspection Termination Notice, or otherwise proceeds in accordance with a Seller Continuation Notice, Buyer acknowledges as of the Firm Date for itself and on behalf of its successors, assigns, agents, participants, shareholders, directors, transferees, designees and all other third parties, that, other than as expressly set forth in this Agreement, the Bills of Sale and the Deeds, neither Seller nor any agent of Seller makes any representations or warranties whatsoever, express, implied or arising by operation of law, with respect to any of the Facilities, the Facility Assets or any part thereof or the Condition of the Property. Buyer hereby represents and warrants to Seller that Buyer has not entered into this Agreement based upon any representation, warranty, agreement, statement or expression of opinion by Seller or any other person or entity acting, or allegedly acting, for or on behalf of Seller with respect to Seller, any of the Facilities, the Facility Assets or any part thereof or the Condition of the Property, other than the representations and warranties of Seller expressly set forth in this Agreement, the Bills of Sale and the Deeds. Buyer agrees, for itself and on behalf of its successors, assigns, agents, participants, shareholders, directors, transferees, designees and all other third parties, that the Facilities, the Facility Assets and each part thereof, will be sold and conveyed to (and accepted by) Buyer at the Closing in the then condition of the Facilities and the Facility Assets, "AS-IS, WHERE-IS," WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR ARISING BY OPERATION OF LAW, other than (i) the representations and warranties of Seller expressly set forth in this Agreement, (ii) the warranties in the Bills of

Sale, and (iii) the limited warranties of title in the Deeds. Buyer acknowledges that Buyer has knowledge and expertise in financial and business matters that enable Buyer to evaluate the merits and risks of the transactions contemplated by this Agreement.

          (c) Seller acknowledges that Buyer makes no representations or warranties except as expressly set forth in this Agreement.

          (d)  The provisions of this Section 4.03 shall survive the Closing.

     4.04 Survival of Representations and Warranties.
          ------------------------------------------

          (a) All representations and warranties herein contained, as updated as provided in Section 7.01(b), shall be deemed to have been remade and republished by Buyer and Seller, respectively, on and as of the Closing Date, and shall be effective for all purposes on and as of said date. All representations and warranties of Seller and Buyer set forth in this Agreement, shall survive the Closing hereunder for a period of two (2) years after the Closing Date (the "Survival Period"), and shall not be deemed to have been waived at the Closing, or merged into any of the Conveyance Documents to be delivered by Seller at the Closing; provided, however, no party shall have any
                                    --------
liability or obligation with respect to any such representation or warranty herein contained unless prior to the expiration of the Survival Period the party seeking to assert liability under any such representation or warranty shall have notified the other party hereto in writing setting forth specifically the representation or warranty allegedly breached, and a description of the alleged breach in reasonable detail. All liability or obligation of either party hereto under any such representation or warranty shall lapse and be of no further force or effect with respect to any matters not contained in a written notice delivered as contemplated within the Survival Period, or, if such notice is given within the Survival Period, unless suit on the claim described in such notice is commenced within three (3) years following the Closing.

          (b)  The provisions of this Section 4.04 shall survive the Closing.

     4.05 Agreements Regarding Representations and Warranties.
          ---------------------------------------------------

          Any breach or discrepancy with respect to any representation or warranty contained in Sections 4.01 or 4.02 hereof of which Buyer with respect to Section 4.01, or Seller with respect to Section 4.02, as the case may be, has Knowledge on the Firm Date, and all Inspection Matters of which Buyer has Knowledge on the Firm Date, shall be deemed waived by Buyer or

Seller, as the case may be, for all purposes, and Buyer or Seller, as the case may be, shall have no right to terminate this Agreement or to fail or refuse to consummate the purchase of the Purchased Assets by reason thereof, and Seller or Buyer, as the case may be, shall have no liability with respect thereto (including, without limitation, any liability for any damages), except to the extent that Seller has agreed in a Seller Continuation Notice to cure certain unsatisfactory Inspection Matters or provide a Decrease in the Purchase Price as set forth in Section 2.02(b). In any event, none of such breaches of representations or warranties or Inspection Matters shall be taken into account in the determination of whether a Material Adverse Effect has occurred at the time of Closing. The provisions of this Section 4.05 shall survive the Closing.

     4.06 Indemnities.
          -----------

          (a) Seller shall indemnify, defend and hold Buyer harmless against all claims, suits, obligations, liabilities, damages, losses, costs, and expenses, including, without limitation, reasonable attorneys' fees and disbursements, based upon, arising out of, or resulting from (i) any breach of any of the representations, warranties or covenants of Seller set forth herein, subject to the limitations set forth in Sections 4.03, 4.04, 4.05 and 4.06(d),
(e), (g) and (h), (ii) any Excluded Liability, subject to the limitations set forth in Section 3.04, and (iii) any Liability incurred by Buyer as a result of Seller's failure to comply with any applicable bulk sales acts in connection with the transactions contemplated by this Agreement. Seller shall not be liable for consequential damages and, without limitation, shall not be liable for any changes in reimbursement rates under any Reimbursement Program, whether or not such rate changes are claimed to be based on pre-closing facts or circumstances.

          (b) Buyer shall indemnify, defend and hold Seller harmless against all claims, suits, obligations, liabilities, and damages, including, without limitation, reasonable attorneys' fees and disbursements, based upon, arising out of, or resulting from (i) any breach of any of the representations or warranties made by such party herein, subject to the limitations set forth in Sections 4.03(c), 4.04, 4.05 and Sections 4.06(d), (e), (g) and (h); (ii) any
Assumed Liability; (iii) any Liability under the WARN Act applicable to the Employees of the Facilities and Seller, which arises on account of (A) this transaction or (B) any action taken by Buyer after the Closing Date, and any compensation payable to transferred employees in respect of their employment with Buyer after the Closing; (iv) the failure of Buyer to offer any employee employment on the terms and conditions stated in Schedule 8.07 hereof; (v) a transferred employee's termination of employment with the Buyer after the Closing Date; (vi) any Environmental

Liability relating to any act or occurrence taking place after the Closing Date; and (vii) any failure to perform the covenants or obligations of Buyer which survive Closing as set forth herein, including without limitation those pursuant to Schedule 8.07 hereof. Buyer shall not be liable for consequential damages.

          (c) Upon obtaining Knowledge thereof, a party seeking indemnification (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") of any claim or demand which such Indemnitee has determined has given or reasonably may give rise to a right of indemnification under this Agreement, and such Indemnitor shall have a reasonable time to contest any such claim. If such claim or demand relates to a claim or demand asserted by a third party against such Indemnitee, such Indemnitor shall have the right to settle any such claim or demand (at the expense of such Indemnitor but without admitting that such Indemnitee had any liability with respect thereto) or to employ counsel reasonably acceptable to such Indemnitee to defend any such claim or demand asserted against such Indemnitee, and such Indemnitee shall have the right to cooperate in the defense of any such claim with counsel selected by such Indemnitee at its own expense. So long as such Indemnitor is diligently defending in good faith any such claim or demand, such Indemnitee shall not settle such claim or demand. Such Indemnitee shall make available to such Indemnitor all records and other materials required by it for its use in contesting any such claim or demand asserted by a third party against such Indemnitee. Whether or not such Indemnitor so elects to defend any such claim or demand, such Indemnitee shall have no obligation to do so. If such claim or demand relates to a claim or demand other than one asserted by a third party against such Indemnitee, such Indemnitee shall promptly notify such Indemnitor of such Indemnitee's claim or demand against such Indemnitor and of such Indemnitee's demand for indemnification hereunder. If Indemnitor does not dispute such claim or demand, then Indemnitor promptly shall pay to such Indemnitee the amount of such Indemnitee's claim or demand. In the event that such Indemnitor disputes such claim or demand or any portion thereof, such Indemnitor shall within thirty (30) days after receipt of written notice from such Indemnitee notify such Indemnitee in writing (a "Dispute Notice") specifying in detail the portion of such claim or demand (if less than all) which is disputed and the facts relied upon by such Indemnitor as a basis for such dispute. Such Indemnitee and such Indemnitor agree to negotiate in good faith to attempt to reach a resolution of any disputed claim for indemnification hereunder. In the event that Indemnitor and Indemnitee are unable to resolve the disputed claim within thirty (30) days after the Dispute Notice is delivered to Indemnitee, Indemnitee shall have the right to exercise any and all remedies available to it at law and/or at equity with respect to such indemnification claim in the forum designated by this Agreement. In calculating the loss or damage which an Indemnitee is entitled to recover hereunder (i) no loss or damage shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto, and (ii) the amount of such loss or damage shall take into account any beneficial tax effect of such loss or damage to the Indemnitee.

          (d) Notwithstanding anything to the contrary contained herein, Buyer shall not assert any claims under Section 4.06(a)(i) hereof, and, to the extent the same relate to representations or warranties made by Buyer in Section 4.02 hereof, Seller shall not assert any claims under Section 4.06(b)(i) hereof, as the case may be, unless and until the aggregate of such party's claims thereunder exceeds One Hundred Thousand Dollars ($100,000.00) (the "Indemnification Threshold"), and Buyer and Seller shall each bear the amount of such claims up to the Indemnification Threshold; provided, however, that in the event that the aggregate amount of any claim(s) asserted by a party exceeds the Indemnification Threshold, then subject to the procedures set forth herein, the Indemnitor shall be liable to pay only the amount of all such claims above the Indemnification Threshold up to the Maximum Indemnity Amount, as the case may be. The aggregate liability of Buyer or Seller (in each case to be measured cumulatively) for breach of any representation, warranty or covenant referenced in this Section 4.06(d) shall not exceed Five Million Dollars ($5,000,000.00) (the "Maximum Indemnity Amount"), less the Indemnification Threshold.

          Notwithstanding the foregoing or anything to the contrary herein, neither the Indemnification Threshold, the Maximum Indemnity Amount nor the Survival Period shall apply with respect to any claim under Section 4.06(a)(ii) hereof or under Section 4.06(b)(ii) through (vii) hereof.

          (e) No claim for indemnification under this Section 4.06, other than with respect (i) to Sections 4.06(b)(ii) through (vii), inclusive, and (ii) to
Section 4.06(a)(ii), shall be made or asserted after the expiration of the Survival Period; provided, however, that any claim made under this Section 4.06 for which notice has been delivered prior to the expiration of the Survival Period shall be deemed to have been made and asserted in a timely manner and, subject to the limitations provided in Section 4.04(a), shall be prosecuted to completion, regardless of whether the Survival Period expires prior to the resolution thereof.

          (f) At Closing, Seller and Buyer shall enter into an Indemnity Fund Escrow Agreement in the form attached hereto as Exhibit K (the "Indemnity Fund
                                                ---------
Escrow Agreement"), pursuant to which Seller shall deposit Four Million and No/100 Dollars ($4,000,000.00) with Escrow Agent, which shall be held in escrow by Escrow Agent in a segregated account (the

"Indemnity Fund Escrow"). All interest and/or investment income accruing or earned on the amounts deposited in the Indemnity Fund Escrow shall be for the benefit of the Seller. In the event Buyer makes a claim or demand under this
Section 4.06, and the Indemnitor does not dispute such claim or demand, or is determined to be liable pursuant to such claim or demand by a court of competent jurisdiction or otherwise in a mutually acceptable dispute resolution forum (after the expiration of all applicable and available appeal periods or the earlier resolution of such appeals), then if the Indemnitor fails promptly to pay such claim, Escrow Agent promptly upon the receipt of the notice specified in the Indemnity Fund Escrow Agreement shall pay such claim or demand in full, not to exceed the available funds in the Indemnity Fund Escrow, provided, that
                                                                --------
following the Survival Period no payments shall be made from the Indemnity Fund Escrow except payment of (i) claims which were made within the Survival Period pursuant to (S)4.04(a) and concerning which suit was brought within the time period specified in (S)4.04(a), or (ii) Medicaid Claims or Medicare Claims. The Indemnity Fund Escrow shall expire on the date which is five (5) years after the Closing Date (the "Indemnity Fund Termination Date"), provided that on the date
                                                      --------
which is two and one half years after the Closing Date, Two Million Dollars ($2,000,000) shall be paid from the Indemnity Fund Escrow to Seller. On the Indemnity Fund Termination Date, the balance of the amounts then in the Indemnity Fund Escrow shall be paid to Seller; provided, however, that if prior to the Indemnity Fund Termination Date, Buyer shall have either commenced litigation to enforce the terms of its indemnification rights hereunder or provided notice to Escrow Agent setting forth in reasonable detail the facts and circumstances of any claim or demand made by a third party for which Buyer is entitled to indemnification under this Agreement and is entitled to claim payment from the Indemnity Fund Escrow, the term of the Indemnity Fund Escrow Agreement shall be extended until the final resolution of such litigation or claim, including any appeal, provided further that all amounts remaining in the
                             -------- -------
Indemnity Fund Escrow at such time in excess of the amount of the alleged claim shall be returned to the Seller on the Indemnity Fund Termination Date.

          (g) Buyer acknowledges that in order to resolve claims for offsets or recoupment made by Reimbursement Program providers Seller must respond to any such claim within a very short period. Buyer agrees to give Seller notice of any such claim within fifteen days of the date on which Buyer or a Permitted Assignee first receives written notice at the Facilities of any claim. If Buyer fails to give such notice to Seller as to any such claim within such fifteen day period and Seller is adversely affected by failure to receive such notice Buyer shall be deemed to have waived any right to indemnification from Seller with respect to such claim. In addition, Seller agrees to give Buyer notice of any such claim within fifteen days of the date on which Seller first receives written notice of any claim at its address set forth in Section 9.01 of this Agreement. If Seller fails to give such notice to Buyer as to any such claim within such fifteen day period and Buyer is adversely affected by failure to receive such notice, Seller shall reimburse Buyer for any damage, cost or expense incurred by Buyer as a result of Seller's failure to give such notice in accordance with this Section.

          (h) Buyer and Seller agree that any and all claims for indemnification or breach of representation or warranty brought under this Agreement shall be brought exclusively in accordance with the procedures specified in this Section 4.06 and shall be governed by the terms and provisions of this Section 4.06.

          (i)  The provisions of this Section 4.06 shall survive the Closing.

                                   ARTICLE V

                                Closing Matters
                                ---------------

     5.01  Time and Place for Closing.  Subject to the satisfaction of each of
           --------------------------
the conditions precedent herein set forth, the closing of the transactions contemplated by this Agreement shall take place at 10:00 a.m. Eastern Time on December 31, 1998, at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, or such other time and place as agreed upon by Seller and Buyer, with the concurrent delivery of all Closing Documents and the payment of the Purchase Price in full. If Buyer shall have obtained the suitability determination described in Section 7.01(c) on an expedited basis, Seller and Buyer shall use reasonable efforts to accelerate the Closing Date. The date on which the transactions herein contemplated shall be consummated is herein referred to as the "Closing Date" and the transactions occurring at that time are herein referred to as "Closing."

     5.02  Title Commitments and Policies.
           ------------------------------

           (a) Buyer has received written commitments (individually, as the same may be updated prior to the Firm Date, a "Title Commitment", and, collectively, the "Title Commitments") from the Title Company to issue owner's ALTA Form-1992 title insurance policies relating to each parcel of Real Property at regular rates for each of the Facilities, together with a copy of all documents referenced in the Title Commitments.

           (b) At the Closing, Buyer shall receive, at Buyer's expense, a title insurance policy (which may be in the form of a "marked-up" Title Commitment issued by the Title Company) with respect to the Real Property for each of the Facilities insuring Buyer's fee simple interest in such Real Property (including all recorded easements benefiting such Real Property) with gap coverage from the Seller through the date of recording of the respective Deeds, in the amount of the Allocated Purchase Price with respect to the Real Property and Improvements, to the extent set forth in Schedule 3.01(b) hereto
                                                      ----------------
for such Facility, and otherwise in accordance with the Title Commitment therefor as set forth above, but subject only to the Permitted Exceptions (the "Title Policies").

          (c) If any title update covering the period from the date of the Title Commitment to the time of Closing for any Facility discloses any exceptions to title other than the Permitted Exceptions which exceptions are voluntarily created by Seller or would otherwise materially and adversely affect the Buyer's proposed operation of such Facility ("Additional Exceptions"), Seller shall remove such Additional Exceptions or provide such affidavits, indemnities or other assurances requested by the Title Company to provide affirmative insurance to Buyer over such Additional Exceptions. If Seller fails to have any such Additional Exceptions removed or fails to cause the Title Company to insure over the same on the Title Policy in a manner reasonably acceptable to Buyer, Buyer may, as its sole remedy, either elect to (i) take title with respect to that portion of the Real Property covered by such Title Policy subject to such Additional Exceptions, or (ii) elect to terminate this Agreement in its entirety, in which event the Deposit shall be promptly refunded to Buyer, and Seller and Buyer shall have no further rights or obligations hereunder except those terms and provisions of this Agreement which expressly survive termination. If Buyer shall elect to take title subject to any exceptions which are not Permitted Exceptions, all of such exceptions shall thereupon become, for all purposes hereof, additional Permitted Exceptions.

           (d) All costs of preparation and delivery of the Title Commitments and the Title Policies required to be delivered hereunder and any charges made by the Title Company for the Closing or otherwise shall be borne and paid for by Seller, with the exception of the title insurance premiums for the Title Policies and all costs and charges incurred in connection with the issuance of endorsements (including, without limitation, attorneys' fees) which shall be borne and paid for by the Buyer.

     5.03  Surveys.  During the Inspection Period Buyer will receive copies of
           -------
surveys for the Real Property with respect to each of the Facilities in form required by the Title Company to remove the survey exceptions from the Title Policies (individually, a "Survey", and, collectively, the "Surveys").

     5.04  Seller Closing Documents.  At or prior to the Closing, and in
           ------------------------
addition to any other instruments, documents or certificates otherwise required hereunder to be delivered by Seller, the Seller shall deliver, or cause to be delivered, to Buyer, the following (herein referred to collectively as the "Seller Closing Documents"):

           (a) Massachusetts Quitclaim Deeds in the respective forms attached hereto as Exhibits C-1 to C-6 (collectively, the "Deeds"), conveying good and
          -------------------
marketable fee simple title to each parcel of the Real Property from Seller to Buyer, subject only to the Permitted Exceptions affecting such Real Property.

           (b)  Bills of Sale in the form attached hereto as Exhibit D, from
                                                             ---------
Seller transferring and selling to Buyer each and every item of Personal Property to be transferred hereunder (which are not covered by clauses (c), (d) and (e) hereof) with warranties of title, but without warranty as to condition, merchantability or fitness for use (the "Bills of Sale"). With respect to any item of Personal Property (such as the Motor Vehicles) owned by Seller, title to which is registered in a public office, separate forms of assignment, in required form, shall be executed and delivered sufficient to cause registration of such title to be transferred to Buyer.

           (c) Assignment and Assumption Agreements in the form attached hereto as Exhibit E (the "Assignments"), from Seller transferring and assigning
          ---------
(to the extent transferable or assignable) to Buyer all of the right, title and interest of the Seller in, to and under all Operating Agreements and Permits (other than Excluded Permits).

           (d) Assignment and Assumption of Lease Agreements in the form attached hereto as Exhibit F (the "Lease Assignments"), from the Seller
                   ---------
transferring and assigning (to the extent transferable or assignable) to Buyer all of the right, title and interest of the Seller in, to and under all Equipment Leases.

           (e) Assignment and Assumption Agreements in the form attached hereto as Exhibit G (the "Intangibles Assignments"), from the applicable Seller
   ---------
transferring and assigning to Buyer all of the right, title and interest of the Seller in, to and under the Miscellaneous Property Assets. If so requested Seller will deliver to Buyer separate assignments of any trademarks, tradenames or other Intellectual Property included in the Miscellaneous Property Assets.

           (f) Original copies, executed by or on behalf of the applicable Seller, of any required real estate transfer tax declarations, or any similar documentation required in connection with any tax imposed by the state, county or municipality on the transaction contemplated hereby.

          (g)  Affidavits in the form attached hereto as Exhibit H stating
                                                         ---------
Seller's U.S. taxpayer identification number and that such Seller is a "United States person", as defined by Section 1445(f)(3) and Section 7701(b) of the Code.

          (h)  The Title Policies pursuant to Section 5.02.

          (i) Such affidavits, indemnities, instruments, documents or certificates, executed by or on behalf of Seller in favor of the Title Company and Buyer, as may be reasonably required by the Title Company as a condition to the issuance of any of the Title Policies as required hereunder, including but not limited to affidavits as to parties in possession and mechanics liens, which documents may, if required by the Title Company, include, without limitation, an ALTA owner's statement and a so-called "gap undertaking" required in order to effect a New York-style closing, but in no event shall Seller be obligated to deliver any instrument, document or certificate to the Title Company or to any other person if the effect thereof is to cause such Seller to assume or be subject to any liability or obligation to which it is not otherwise subject under the provisions of this Agreement, except for the indemnification obligations of the Seller under the gap undertaking.

          (j)  Written notices in the form attached hereto as Exhibit I
                                                              ---------
addressed to the other party under each of the Operating Agreements, Equipment Leases and Reimbursement Programs advising them of the change of ownership of each of the Facilities, and directing all future inquiries, notices and payments if applicable, be made directly to Buyer and, to the extent consents may be required under any of such Reimbursement Programs (except Medicare, Medicaid and
VA), originals of such consents, provided, that no consents shall be required from any entity shown on Schedule 5.04(j) unless Seller's 1998 annualized income
                         ----------------
for all Facilities from its contractual arrangements with any such entity exceeds $500,000.

          (k) Such instruments, documents or certificates (including certificates of public officials to the extent the same are available) as Buyer or its counsel may reasonably request in order to attest to the organization and existence of Seller or the authority of Seller to execute and deliver this Agreement and to effect the transactions herein contemplated, and attesting to the taking of all necessary action to authorize the herein contemplated transactions.

           (l) To the extent any Employees are employees of an Affiliate of Seller, the written consent of such Affiliate to the provisions of this Agreement relating to such Employees.

           (m)  The Preliminary Closing Statement pursuant to Section 6.03.

           (n) An updated list of Facility residents as of a date five days prior to the Closing in the form required by Section 4.01(i).

           (o) An opinion of Seller's counsel substantially in the form attached hereto a Schedule 5.04(o).
                  ----------------

           (p) Such other documents, instruments or agreements which Seller is required to deliver to Buyer pursuant to the provisions of this Agreement or which Buyer may, either at or subsequent to the Closing, deem reasonably necessary or desirable, in order to consummate the transactions contemplated by this Agreement, provided that the form thereof is reasonably acceptable to Seller and that Seller shall not, in connection with or by virtue of the execution and delivery of any such other documents, instruments or agreements be obligated to incur any Liabilities or obligations in addition to those otherwise herein contemplated.

     5.05  Buyer's Closing Documents.  At or prior to the Closing, Buyer shall
           -------------------------
deliver, or cause to be delivered, to Seller, in addition to each of the other instruments, documents, certificates or other deliveries required to be made and delivered hereunder, the following (herein referred to collectively as the "Buyer's Closing Documents"):

           (a)  The full amount of the Purchase Price payable pursuant to
Section 3.01(a), plus any and all other sums required to be paid by Buyer to Seller in accordance with the provisions of this Agreement.

           (b) The Assignments, the Lease Assignments and the Intangibles Assignments, pursuant to which Buyer shall assume all of the obligations and Liabilities of Seller under each of the Facility Contracts and the Miscellaneous Property Assets assigned to Buyer arising from and after the Closing Date, and the other Assumed Liabilities.

           (c) Original copies, executed by or on behalf of Buyer, of any required real estate transfer tax declarations, or any similar documentation required in connection with any tax imposed by the state, county or municipality on the transaction contemplated hereby.

           (d)  The Preliminary Closing Statement pursuant to Section 6.03.

           (e) Originals or certified copies of all of the formation documents of the Buyer.

           (f) Such instruments, documents or certificates, executed by or on behalf of Buyer, as may be required by the Title Company as a condition to the issuance of any of its Title Policies as herein contemplated.

           (g) Such instruments, documents or certificates (including certificates of public officials to the extent the same are available) as Seller or its counsel may, reasonably request in order to attest to the organization and existence of Buyer, its authority to execute and deliver this Agreement and to effect the transactions herein contemplated, and attesting to the taking of all necessary action to authorize the herein contemplated transactions.

           (h) An opinion of Buyer's counsel substantially in the form attached hereto as Schedule 5.05(h).
          ----------------

           (i) Such other documents, instruments or agreements which Buyer is required to deliver to Seller pursuant to the provisions of this Agreement or which is reasonably required to consummate the transactions contemplated by this Agreement, provided that Buyer shall not, in connection with the execution and delivery of any such other documents, instruments or agreements be obligated to incur any Liabilities or obligations in addition to those otherwise herein in this Agreement contemplated.

     5.06  Delivery of Records.  At the Closing, Seller shall deliver to Buyer
           -------------------
at each respective Facility, all records and books of account, or copies thereof, relating to the Business of the Facility which are in Seller's possession on the Closing Date and which Buyer is required to have in its possession under applicable Legal Requirements other than records which are included in the definition of Excluded Property. Seller shall also deliver to, or at the direction of Buyer, both prior to and after the Closing, copies of all documents in the possession of Seller, or in the possession of its agents which may be necessary for Buyer in enforcing or settling claims with respect to Operating Agreements and Equipment Leases. From and after the date hereof, and up to and including the Closing, Seller agrees that it shall retain in its possession with respect to each of the Facilities, all books, records, documents, information and other data customarily and usually retained in connection with the performance of its duties with respect to the Facility. After the Closing, Buyer agrees to retain the books and records delivered to it by Seller and to comply with all Legal Requirements relating to retention of records and to provide Seller with access to the books, records, documents and other information referred to in this Section 5.06 upon the reasonable advance request of the Seller from time to time. In particular, for the seven (7) year period after the Closing, Buyer shall preserve all patient records and provide Seller with access to such records upon the reasonable advance request of Seller from time to time. The provisions of this Section 5.06 shall survive the Closing.

     5.07  Other Deliveries.  In addition to each of the deliveries set forth
           ----------------
above, on the Closing Date Seller shall deliver, or cause to be delivered, to Buyer with respect to each of the Facilities, the following to the extent in the possession of a Seller: (a) the originals (or copies if originals are not available) of all Facility Contracts, (b) keys and combinations to all locked rooms or compartments within the Facility, (c) copies of the plans and specifications for each Facility on an "as-built" basis to the extent the same are available, and (d) the originals, or, if unavailable, copies of all guaranties, warranties or indemnities which remain in effect relating to any of the Facilities.

     5.08  Documentary Taxes; Recording Charges.  All state, county and local
           ------------------------------------
documentary stamp, sales and transfer and similar taxes payable in connection with this transaction shall be borne and paid for exclusively by Seller. The cost of recording and registering the Deeds, as well as any other Conveyance Documents which are to be recorded, shall be borne by Buyer. Seller shall pay the cost of recording any instruments required to remove title exceptions which are not Permitted Exceptions and which are required to be removed by the Seller hereunder.

     5.09  Form of Documents.  All documents required to be delivered at or
           -----------------
prior to the Closing in accordance with the provisions of this Agreement shall be in the respective forms attached to this Agreement as Exhibits, or if not so attached, in forms reasonably satisfactory to each of the parties hereto, and their respective counsel. Any documents, including the Deeds, or other Conveyance Documents intended to be recorded in any public office, shall be duly notarized and in recordable form and shall be recorded concurrently with, or as soon as reasonably practicable after, the Closing.

     5.10  Possession.  Seller shall deliver possession of the Purchased Assets
           ----------
to Buyer at the Closing, subject to the rights of occupants and other persons in possession.

                                  ARTICLE VI

                Adjustments and Prorations; Accounts Receivable
                -----------------------------------------------

     6.01  Adjustments.  The following matters shall be adjusted as of the Cut
           -----------
Off Time and the net amount thereof shall be added (the "Increase") or deducted (the "Decrease") from the Purchase Price (as the case may be) in accordance with the provisions of Section 3.01:

            (a)  Taxes.  All Taxes, except federal, state or local income,
                 -----
capital stock, estate, inheritance, windfall profits, franchise or gift taxes, levied or imposed upon the Seller relating to the Facility Assets or upon the Facility Assets or any portion thereof shall be prorated among the parties hereto. If the amount of Taxes assessed against the Purchased Assets is not known at the Closing, then the Taxes shall be apportioned on the basis of the Taxes assessed for the preceding year, with a reapportionment as soon as the next tax rate and valuation can be ascertained; provided that if the parties can estimate an amount which is likely to be more accurate than the preceding year's Taxes, then such estimated amount shall be used as the basis for the tentative apportionment (subject to reapportionment as aforesaid). Seller hereby retains all of its rights with respect to its full or pro rata share of tax abatements for all periods prior to the Closing Date, including, without limitation, its right to contest the amount of any such abatement. The full or pro rata share of Seller with respect to any such abatement proceeds received by or credited to Buyer shall be promptly delivered by Buyer to Seller.

            (b)  Utilities.  Sewer, water and municipal electric charges shall
                 ---------
be prorated among the parties hereto. The value of any fuel stored on the Real Property shall be adjusted in favor of the Seller. Seller and Buyer shall make necessary arrangement for the discontinuance and commencement of all other utility services, including, electric, gas, cable and telephone service, on the Closing Date. All unapplied utility deposits of the Seller shall be returned to Seller (or shall be an Increase for the Seller and assigned to Buyer). To the extent possible, final meter readings shall be made at the Cut Off Time. In the event that actual final adjustments cannot be made on the Closing Date, estimated adjustments based on the charge for such service for the preceding year shall be made and shall be re-adjusted when actual final adjustments are available, provided that if the representatives of Buyer and Seller or the Accountant (if conducting the audit pursuant to Section 6.02 hereof) can estimate an amount which is likely to be more accurate than the preceding year's charges, then such estimated amount shall be used as the basis for the tentative adjustments (subject to readjustment as aforesaid).

            (c)  Facility Contracts.  All fees and charges under the Facility
                 ------------------
Contracts assigned or transferred to Buyer (including prepaid fees or charges) shall be prorated among the parties hereto.

          (d)  Employee Matters.  Buyer shall receive a Decrease for earned
               ----------------
and unpaid or unused vacation, sick time, and bonuses for all Transferred Employees through the Closing, provided, that Buyer shall refund to Seller on
                               --------
the date one year following the Closing an amount equal to any earned bonuses for which Buyer received a Decrease and which were not actually paid to the Transferred Employees prior to such date and shall provide to Seller on request an accounting as to payment of Employee bonuses and Employee credit for other accruals. A schedule of such bonuses is attached hereto as Schedule 6.01(d).
                                                           ----------------

          (e)  Security Deposits; Advance Deposits.  Buyer shall receive a
               -----------------------------------
Decrease against the Purchase Price in the amount of any deposits and prepaid rent or use charges paid to a Seller (and not transferred to Buyer) in connection with any resident deposits or any other deposits made for future services to be provided after the Closing Date. Buyer shall honor all such obligations, deposits, rents or use charges in accordance with their terms.

          (f)  Municipal Betterments. The Purchase Price shall have a Decrease
               ---------------------
by an amount equal to municipal betterments assessed prior to the date of this Agreement, which are due and payable on or before the Closing Date but which have not been paid by Seller on or before the Closing Date. Without reduction of the Purchase Price, Buyer shall be responsible for all municipal betterments assessed prior to the date of this Agreement but which are not yet due and payable on or before the Closing Date and for all municipal betterments assessed after the date of this Agreement.

          (g)  Vending Machines; Commissions; Rebates. Rental or concession
               --------------------------------------
income from coin-operated telephones, vending machines, game machines, laundry, facilities and other coin-operated equipment shall be adjusted as of the Cut Off Time. In addition, rebates or commissions owing from long-distance telephone services providers and other service providers or vendors shall be adjusted as of the Cut Off Time.

          (h)  Inventories.  Seller shall receive an Increase for all food and
               -----------
beverages and other Consumables which are unopened at the Cut Off Time and are in excess of the amounts necessary for continued operation in the Ordinary Course of Business and under applicable Legal Requirements.

          (i)  Patient Funds Account.  A schedule of patient funds accounts is
               ---------------------
attached as Schedule 6.01(i).  Such schedule shall be updated as of the Closing
            ----------------
Date. At Closing Seller shall transfer and deliver to Buyer custody of all bank accounts in which all patient funds are held along with a copy of all documentation relating to such funds and Buyer shall assume all liability with respect to such accounts.

          (j)  Resident Council Accounts.  A Schedule of Resident Council bank
               -------------------------
accounts is attached as Schedule 6.01(j).  At Closing Seller shall transfer and
                        ----------------
deliver to Buyer custody of all bank accounts which hold funds of the Resident Councils of the Facilities and Buyer shall assume all liability with respect to such Accounts.

          (k)  Other Customarily Adjusted Items.  Other items of income and
               --------------------------------
expense (including without limitation prepaid items of Seller) as are customarily adjusted upon the sale of a Facility business similar to the Business of the Facilities.

          (l)  Adjustment to Purchase Price Related to Changes in Annualized
               -------------------------------------------------------------
EBITDAM.  The Purchase Price shall be increased by the product of 7.5 times any
-------
dollar amount that the 1998 Annualized EBITDAM is in excess of $8,895,000; or
(ii) the Purchase Price shall be decreased by the product of 7.5 times any dollar amount that the 1998 Annualized EBITDAM is less than $7,895,000. The Purchase Price adjustment provided for in this Section, if any, shall be calculated as of the last day of the month preceding the month in which the Buyer shall have received a suitability for licensure determination pursuant to 105 Code of Mass. Reg. (S)153.022.

     6.02 Closing Statements.  Buyer and Seller agree that the amounts of the
          ------------------
foregoing adjustments shall be determined by an examination to be conducted by representatives of Buyer and Seller during the periods immediately prior to, during and immediately after the Cut Off Time and on the Closing Date, and using the same accounting principles used by Seller, consistently applied. At Closing, Buyer and Seller shall agree on a preliminary closing statement setting forth the adjustments and prorations required under this Section 6 and showing the amount of any Increase or Decrease (as the case may be) (the "Preliminary Closing Statement"). Within thirty (30) days following the Closing Date, after having considered any matters for which complete information was not available at Closing, Buyer and Seller shall agree on a final closing statement showing the additional adjustments or prorations or corrections in adjustments or prorations (the "Final Closing Statement") following which any net Increase or Decrease shall be paid promptly in cash. The Final Closing Statement shall be binding on the parties without right of further challenge, action or proceeding.

     6.03 Accountant's Examination.  In the event that Buyer and Seller cannot
          ------------------------
mutually agree upon the foregoing adjustments or the Preliminary Closing Statement or the Final Closing Statement, Buyer and Seller agree that the amounts of the foregoing adjustments shall be determined by an examination to be conducted by the Accountant on behalf of Buyer and Seller during the periods immediately prior to, during, and immediately after the Cut Off Time and on the Closing Date, and using the same accounting principles used by the Seller, consistently applied. Buyer and Seller shall each be responsible for fifty percent (50%) of the fees and expenses of the Accountant which fees and expenses shall be paid or put into escrow on the Closing Date. At Closing, the Accountant shall deliver to each of the parties a Preliminary Closing Statement setting forth the adjustments and prorations required under this Agreement and thereafter a final closing statement showing the additional adjustments or prorations or corrections in adjustments or prorations, following which any net Increase or Decrease shall be paid promptly in cash. The Final Closing Statement shall be binding on the parties without right of further challenge, action or proceeding.

     6.04  Accounts Receivable.  Accounts receivable arising from performance of
           -------------------
patient services by the Seller prior to the Closing Date shall be dealt with in accordance with the procedures set forth in Schedule 6.04 attached hereto.
                                            -------------

     The provisions of Sections 6.01, 6.02, 6.03 and 6.04 hereof shall survive the Closing.

                                  ARTICLE VII

                        Conditions Precedent to Closing
                        -------------------------------

     7.01 Conditions Precedent to Buyer's Obligations.  Satisfaction on or prior
          -------------------------------------------
to the Closing Date of each of the following shall be a condition precedent to obligations of Buyer to purchase the Purchased Assets and to pay the required consideration therefor:

          (a) Seller shall have delivered all of the Seller's Closing Documents required to be delivered by Seller under the provisions of Section 5.04 and elsewhere in this Agreement, in accordance with the provisions hereof.

          (b) Subject to the provisions of Section 4.05 hereof, the representations and warranties of Seller contained in Section 4.01 and elsewhere in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, and Buyer shall have received a certificate to that effect by Seller and Seller shall have complied with its covenants and obligations hereunder in all material respects; provided, however, that Buyer shall
          --------
nonetheless be obligated to close the transactions set forth herein, unless such untruth, inaccuracy or failure, taken together with all other such untruths, inaccuracies or failures, would have a Material Adverse Effect with respect to the Business of all Facilities in the aggregate, not taking into account any obligations of Seller set forth in Section 7.01(k) hereof. Notwithstanding the foregoing, Buyer shall be entitled to a Decrease in the Purchase Price at Closing on account of untruths, inaccuracies or failures of the Seller which Buyer did not have Knowledge of on the Firm Date if such untruths, inaccuracies or failures have resulted in, or are foreseeably likely to result in, any Liability in excess of $100,000 in the aggregate (the "Decrease Threshold") with respect to the Business of all of the Facilities, in which case, the Decrease shall be equal to all Liabilities above the Decrease Threshold up to but not in excess of One Million Dollars ($1,000,000) (which Decrease shall be up to a maximum amount of $900,000). Notwithstanding the foregoing provisions of this
Section 7.01(b) there shall be no Decrease hereunder for any matter related to the financial condition of the Business which is subject to the provisions of
Section 6.01(l) of this Agreement dealing with a Purchase Price adjuster (whether or not there is an adjustment).

          (c) Buyer shall have received a suitability for licensure determination, pursuant to 105 Code of Massachusetts Regulations (S)153.022, from the Department of Health of the Commonwealth of Massachusetts with reference to its acquisition of the Facilities. Buyer shall promptly file all applications, pay all fees, publish all notices, and submit all other materials required in connection with such determination, and shall otherwise make reasonable efforts to obtain such determination. Buyer shall submit all such applications, notices, publications and other materials to Seller simultaneously with submission of such documents for filing or publication and shall keep Seller and its regulatory counsel informed on a regular basis of the status of all such applications, including requests for further information, possible delays and possible obstacles to approval, including delivery to Seller of copies of all communications from Governmental Authorities concerning such applications. On or before October 15, 1998, Buyer shall file its initial application for such determination, and within fifteen days after the execution and delivery of this Agreement, Buyer shall give the notice required by 105 CMR
(S)100.250.

          (d) No action, suit, or formal administrative proceeding shall have been commenced and be continuing which seeks to enjoin the transactions contemplated by this Agreement or which would have a Material Adverse Effect on the business or financial condition of the Facilities.

          (e) If a filing under the Hart-Scott Act is required the applicable waiting period under the Hart-Scott Act shall have expired or shall have been terminated and no Governmental Authority shall have taken action pursuant to the Hart-Scott Act to prevent the Closing.

          (f) No Major Casualty or Major Condemnation shall have occurred.

          (g) The Average Patient Census shall be not less than 711.

          (h) Buyer shall have obtained, at its sole cost and expense, a completed appraisal or appraisals in reasonable form which indicates that the value of the Purchased Assets equals or exceeds fifty percent (50%) of the Purchase Price.

          (i) All liens on the Purchased Assets will have been released in full and Form UCC-3s will have been filed or delivered for filing as appropriate, except for those relating to leased copiers and postage machines and other Excluded Property.

          (j) If Seller has given a Seller Continuation Notice in accordance with Section 2.02(b), Seller shall have either cured the unsatisfactory Inspection Matters set forth in the Inspection Termination Notice or provided a Decrease in the Purchase Price on account thereof in accordance with the requirements set forth in Section 2.02(b).

     7.02  Conditions Precedent to Seller's Obligations.  Satisfaction on or
           --------------------------------------------
prior to the Closing Date of each of the following shall be a condition precedent to the obligations of Seller to sell the Purchased Assets:

          (a) Buyer shall have paid the Purchase Price in full as set forth in
Section 3.01(a), at the Closing.

          (b) The representations and warranties of Buyer contained in Section
4.02 and elsewhere in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, and Seller shall have received a Certificate to that effect by a duly authorized officer of Buyer (the liability thereunder being solely that of Buyer and not the personal liability of the officer executing the same).

          (c) There shall have been no uncured material breach of any covenant or obligation of Buyer under this Agreement.

          (d) Buyer shall have received the suitability determination described in Section 7.01(c) and Buyer shall have complied with the other provisions of
Section 7.01(c).

          (e) No action, suit or formal administrative proceeding shall have been commenced and be continuing which seeks to enjoin the transactions contemplated by this Agreement.

          (f) If a filing under the Hart-Scott Act is required the applicable waiting period under the Hart-Scott Act shall have expired or shall have been terminated and no Governmental Authority shall have taken action pursuant to the Hart-Scott Act to prevent the Closing.

          (g) Buyer shall have delivered all Buyer Closing Documents required to be delivered by Buyer under Section 5.05 and elsewhere in this Agreement, in accordance with the provisions of this Agreement.

     7.03  Waiver.  Each of the parties hereto shall have the right in its sole
           ------
and absolute discretion, but under no circumstances shall be obligated, to waive or defer compliance by the other party with any of the above conditions precedent to their respective obligations hereunder; provided, however, no waiver shall be effective unless set forth in a written instrument, executed by the waiving party and delivered to the other party. No act or circumstance, other than the delivery of a written waiver as contemplated by the preceding sentence shall be deemed to constitute a waiver of any condition herein set forth. No waiver given on one occasion shall obligate the waiving party to grant similar waivers or deferrals in any other circumstance or on an other occasion.

     7.04  Covenant to Satisfy Conditions.  Buyer and Seller hereby agree to use
           ------------------------------
commercially reasonable efforts to cause each of the conditions precedent to the obligations of the other party to be fully satisfied, performed and discharged on and as of the Closing Date, except that neither party shall have any obligation to expend any funds, or incur any Liabilities or obligations, which it would not otherwise be required to spend or incur under the provisions of this Agreement.

     7.05  Use of Purchase Price to Clear Title.  To enable Seller to make
           ------------------------------------
conveyance as herein provided, Seller may, at the time of delivery of the Deeds, use the Purchase Price, or any part thereof, to remove any unpermitted exceptions or cure other title or survey defects, provided that all instruments so procured shall be delivered at the Closing, unless reasonably satisfactory arrangements for the recording of such instruments after the Closing Date are made at the Closing, and the Title Company issues the Title

Policies at the Closing without exception for, or with insurance over, the matters so cured. In particular, Seller shall, at the time of delivery of the Deeds, use a portion of the Purchase Price to remove the Seller Existing Mortgages from the Title Policies to be issued to Buyer at Closing.

     7.06  Hart-Scott.  If a filing under the Hart-Scott Act is required Seller
           ----------
and Buyer shall each make, by October 31, 1998, all necessary filings required to be made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the regulations promulgated thereunder (the "Hart-Scott Act"). Seller and Buyer hereby agree to cooperate with each other in making such filings. The Seller and Buyer acknowledge that the closing of the transaction contemplated hereby shall not occur until the applicable waiting period under the Hart-Scott Act has expired or has been terminated. If a request for additional information is made to Seller or Buyer such party shall promptly comply with such request. Buyer shall pay all filing fees in connection with such filings under the Hart-Scott Act.

                                 ARTICLE VIII

                   Further Covenants and Agreements; Default
                   -----------------------------------------

     8.01  Seller's Covenants Pending Closing.  Seller hereby covenants and
           ----------------------------------
agrees that, from and after the date hereof and to and including the Closing Date, it will fully perform and comply with each of the following covenants and agreements (except where such performance or compliance is prevented or limited by Force Majeure Causes):

           (a) Seller will do all things reasonably necessary or appropriate to cause the continued operation of each of the Facilities in accordance with the Ordinary Course of Business.

           (b) Seller will not consent to, authorize or approve any change in zoning or similar land use classification for the Land or any part thereof without first obtaining the consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

           (c) Seller shall maintain all insurance coverages with respect to each of the Facilities existing as of the date hereof.

           (d) Seller shall maintain inventories of Consumables at substantially the same levels at each of the Facilities, except for sales in the Ordinary Course of Business.

          (e) Seller shall not transfer any of the Facilities to a third party.

          (f) Seller shall not incur any material amount of additional debt obligations in connection with any of the Facilities.

          (g) Seller shall give Buyer notice of any rate adjustments or recoupment or offset claims made pursuant to any Reimbursement Program for Medicare or Medicaid patients.

          (h) Without Buyer's prior written consent, which shall not be unreasonably withheld or delayed, Seller shall not enter into any new Material Operating Agreements or Material Equipment Leases which are not cancelable with 30 days prior notice other than renewals of existing agreements.

          (i) Seller will give Buyer notice of any capital expenditures in excess of $25,000.

          (j) Seller shall provide to the Buyer, within thirty (30) days of the end of each calendar month subsequent to the date hereof and prior to the Closing Date, unaudited financial statements for each of the Facilities for the preceding calendar month prepared in a manner consistent with past practice and custom of the Facilities.

          (k) Seller has provided Buyer with evidence of business interruption insurance covering the Facilities for a period of one year. Seller shall keep such business interruption insurance in full force and effect from the date hereof until and including the Closing Date.

          (l) Seller has provided Buyer with evidence of all risk property insurance covering each of the Facilities in an amount equal to the Allocated Purchase Price for each Facility. Seller shall keep such insurance in full force and effect from the date hereof until and including the Closing Date.

          (m) The underground fuel tank located at the Milton Facility shall be removed and replaced in accordance with all applicable laws and the cost of such removal and replacement and any associated remediation shall be borne by Seller and Buyer equally.

          (n) Seller will satisfy or cause to be satisfied in the Ordinary Course of Business all of the Facilities' trade payables incurred prior to the Closing Date which are due and payable prior to the Closing Date, including, but not limited to, payables for inventory, supplies and other consumer goods.

           (o) Seller will cooperate with Buyer to preserve and maintain the Facilities' business operations; continue to develop, grow and promote the Facilities' business; present the transaction contemplated by this Agreement in a positive, favorable manner to employees, vendors, referral sources and residents of the Facilities; and preserve the goodwill of the Facilities' business.

     8.02  Publicity.  Buyer and Seller each hereby agree that neither shall,
           ---------
without the prior written consent of the other, issue any press release, hold any press conference or otherwise make any public announcement relating to the transaction contemplated by this Agreement; provided, however, (i) nothing herein contained shall be deemed to limit or impair in any way a Seller's or Buyer's ability to disclose the details of the herein contemplated transaction to their respective counsel, or to such persons (including public notices) as they deem necessary in order to enable either of them to comply with any Legal Requirement or any court order; and (ii) nothing herein contained shall limit or impair in any way Buyer's right or ability to disclose the details of the herein contemplated transaction to (1) persons or entities who in good faith are considering providing debt or equity financing to Buyer for purposes of this transaction, or to (2) any Governmental Authority in connection with the application by Buyer for any required license or permit, or for transfer of any Permit from a Seller to Buyer, or to comply with applicable Legal Requirements under securities laws and regulations, provided that, other than with respect to a Governmental Authority, Buyer delivers an agreement from any such party agreeing to be bound by the confidentiality provisions of this Section 8.02, and with respect to a Government Authority, Buyer first delivers such materials to Seller for review pursuant to Section 7.01(c). Buyer agrees to provide notice of any such public disclosure at least one (1) Business Day prior to such public disclosure, unless Buyer is unable to do so pursuant to a Legal Requirement which makes immediate notice necessary. In any event, Buyer shall consult with Seller as to the content of such disclosure.

     8.03  Condemnation.  In the event of the actual or threatened taking by
           ------------
exercise of the right of eminent domain (whether temporary or permanent) of any part of the Real Property with respect to any of the Facilities (a "Condemnation") of which Seller acquires knowledge on or prior to the Closing Date, and which is not a Major Condemnation (a) Seller will give Buyer notice within three (3) days of acquiring such knowledge, (b) the Closing of the sale hereby contemplated shall take place as herein provided without any abatement of the Purchase Price, and (c) at the Closing Seller shall assign to the Buyer, by written instrument, all of Seller's right, title and interest in and to any Condemnation award which may be payable to Seller on account of such condemnation.

     8.04 Casualty.  In the event of any loss, damage, or destruction to the
          --------
Improvements or the Personal Property after the date hereof and prior to the Closing by fire or other casualty (a "Casualty") which is not a Major Casualty Seller shall promptly notify Buyer of the occurrence thereof. In the event of such Casualty, at the Seller's sole option, Seller shall have the right to (i) repair and restore the loss, damage or destruction before or after the Closing, in which event (a) Seller shall cause the Improvements and/or Personal Property to be restored to substantially the condition in which they existed immediately prior to the Casualty, (b) Seller shall be entitled, but not obligated, in Seller's sole discretion, to postpone the Closing for up to thirty (30) days upon written notice of such postponement to Buyer, which notice shall specify a new date for Closing hereunder, and (c) if such repair and restoration work is not completed at Closing, Buyer shall have the right to withhold payment of the estimated cost of repair and restoration for such Facility, which shall be paid promptly upon completion of the repair and restoration work, or (ii) without repairing the Casualty, and without recourse or warranty, assign to Buyer at the Closing all of Seller's right, title, and interest, if any, in and to all insurance proceeds payable with respect to the Casualty, and pay Buyer the amount of the deductible (or the self-insured retainage) under Seller's insurance policy, whereupon the Closing shall take place as if no Casualty had occurred and without any reduction in the Purchase Price.

     8.05 Miscellaneous Covenants of the Parties.  In addition to each of the
          --------------------------------------
terms, covenants and conditions herein set forth, the parties hereto do hereby agree as follows:

          (a)  Expenses.  Except as otherwise provided in this Agreement, each
               --------
party hereto shall be responsible for the fees and expenses of their respective counsel and their other out-of-pocket costs and expenses in connection with the transactions under this Agreement.

          (b)  Brokerage.  Seller and Buyer each hereby represent and warrant to
               ---------
the other that neither has dealt with any broker or finder in connection with the transactions contemplated hereby, and each hereby agrees to indemnify, defend and hold the other harmless of and from any and all manner of claims, liabilities, loss, damage, attorneys' fees and expenses incurred by either party and arising out of, or resulting from, any claim by any broker or finder in contravention of its representation and warranty herein contained. Each party hereby further represents and warrants to the other that neither has dealt with any broker or finder purportedly acting for or on behalf of the other party, and that neither party has any reason to believe that the representation and warranty herein contained is untrue or incorrect in any respect. The provisions of this Section 8.05(b) shall survive the Closing.

          (c)  Operating Taxes.  It shall be the sole obligation and liability
               ---------------
of Seller to file all necessary tax returns and reports relating to the conduct of Business of the Facilities prior to the Closing Date with respect to all Taxes, whether such taxes are imposed directly upon Seller or collected by Seller from residents and remitted to the appropriate taxing authority, and it shall be the sole obligation of the Seller to pay, or cause the payment of, any and all of such Taxes. If requested by Seller, Buyer agrees to reasonably cooperate with Seller in the preparation and filing of such reports, which obligation shall survive the Closing.

          (d)  Tax Free Exchange.  Notwithstanding anything to the contrary
               -----------------
contained in this Agreement, Seller shall have the right, in lieu of receiving the Purchase Price contemplated by this Agreement, to exchange the Purchased Assets in a transaction intended to qualify as a tax free exchange (the "Tax Free Exchange") under the provisions of the Code. In the event that Seller desires to undertake the Tax Free Exchange, Buyer, Seller and Exchange Escrowee (as defined below) shall, promptly following Seller's request, enter into an Exchange Escrow Agreement substantially in the form attached to this Agreement as Exhibit J and Seller shall assign its rights under this Agreement to the
   ------- -
Exchange Escrowee, provided, however, such assignment shall not relieve Seller of its obligations hereunder. Buyer's rights will remain unaffected by the Seller's assignment to the Exchange Escrowee. The Exchange Escrowee, as that term is defined in the Exchange Escrow Agreement, shall be the Title Company, or such other title company or entity mutually acceptable to Buyer and Seller. Buyer agrees to execute and deliver such additional documents as may be required to complete the transactions contemplated by the Exchange Escrow Agreement, provided that such documents do not increase Buyer's obligations or liabilities set forth in this Agreement or decrease its rights hereunder. In the event that changes occur in the Code, regulations promulgated thereunder, or applicable case law relating to transactions such as the Tax Free Exchange and such changes cause the attached Exchange Escrow Agreement to be incorrect, inadequate or obsolete for the purposes contemplated in this Agreement, then at Seller's request, Buyer and Seller shall modify or amend the Exchange Escrow Agreement or enter into a new Exchange Escrow Agreement to effectuate the Tax Free Exchange; provided, however, that such changes or additional documents do not increase any cost or liability of Buyer thereunder or under this Agreement or decrease or modify Buyer's rights to purchase the Purchased Assets. Buyer and Seller also agree that if the Seller exercises its right to transfer the Purchased Assets in a Tax Free Exchange pursuant to this Section 8.05(d), then the Earnest Money and all accrued interest will be transferred to the Exchange Escrowee prior to the Closing subject to escrow instructions reasonably satisfactory to Buyer. Seller shall bear all costs associated with the Tax Free Exchange. The fact that the Code may be hereafter amended, supplemented, or replaced with the effect that a Tax Free Exchange is no longer possible shall not have any effect on Seller's obligation to comply with the other provisions of this Agreement subject to its terms. In no event shall Buyer be obligated to (i) take title to any other property, (ii) assume any obligations with respect to any other property, or (iii) incur or sustain any Liability not otherwise required to be incurred or sustained by Buyer pursuant to this Agreement. Notwithstanding anything contained herein to the contrary, the ability of Seller to effectuate a Tax Free Exchange in accordance with the provisions of this Section 8.05(d) shall not be a condition precedent to the Seller's obligations to close the transactions contemplated by this Agreement.

     8.06 Default.
          -------

          (a)  If any condition set forth herein for the benefit of Buyer under
Section 7.01 hereof cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle Buyer to terminate this Agreement and its obligations hereunder, and if Seller fails to cure any such matter or satisfy that condition within ten (10) Business Days after notice thereof from Buyer (or such other time period as may be explicitly provided for herein), Buyer, at its option, shall elect, as its sole alternatives, to: (i) terminate this Agreement, in which event the Buyer shall be entitled to receive the Deposit and any interest thereon; or (ii) elect to proceed to Closing, in which event such conditions shall, to the extent of Section 7.01(b) and Section 7.01(f) conditions only, be deemed to have been waived by Buyer, and subject to such waiver, Buyer shall be entitled to proceed to Closing by action for specific performance; provided, however, that in no event shall Seller be
                      --------
required to expend any monies to cure any such Section 7.01(b) or 7.01(f) conditions or to otherwise comply with an order for specific performance, other than the transaction expenses contemplated to be borne by Seller under this Agreement. Other than Buyer's alternatives set forth in this Section 8.06(a), Buyer shall have no other remedy at law or in equity, including, without limitation, any right to other damages, including consequential or special or punitive or damages pursuant to Massachusetts General Laws c.93A et seq., or any other right to bring an action for specific performance of this Agreement.

          (b) If any condition set forth herein for the benefit of Seller cannot or will not be satisfied prior to Closing, and if Buyer fails to satisfy that condition within ten (10) Business Days after notice thereof from Seller (or such other time period as may be explicitly provided for herein), or if, prior to Closing, Buyer defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Purchased Assets) and Buyer fails to cure any such default within ten (10) Business Days after notice thereof from Seller, then Seller's sole and exclusive remedy shall be to terminate this Agreement in which event the Deposit shall be paid over to Seller and the parties hereto shall be released from all further obligations hereunder. Seller and Buyer agree that, in the event of a termination of this Agreement as a result of such a default, the damages that Seller would sustain as a result thereof would be difficult if not impossible to ascertain. Therefore, Seller and Buyer agree that in such event, Seller shall retain the Deposit as full and complete liquidated damages and as Seller's sole remedy. Other than as set forth in this Section 8.06(b), Seller shall have no other remedy at law or in equity, including, without limitation, any right to other damages, including consequential or special or punitive damages pursuant to Massachusetts General Laws c.93A et seq., or any right to bring an action for specific performance of this Agreement.

     8.07 Employees; Employee Benefits.  All matters related to the Employees of
          ----------------------------
the Facilities, including, without limitation, continued employment, terms of employment, benefit plans and retirement plans, shall be dealt with in accordance with the provisions set forth on Schedule 8.07 attached hereto.
                                            -------------

     8.08 Resident Property.
          -----------------

          (a) On or immediately prior to the Closing Date, representatives of Buyer and Seller shall take an inventory of all resident property checked or left in the care of Seller at the Facilities. From and after the Closing Date, Buyer shall be responsible for all resident property listed in said inventory and verified by Buyer at Closing, and Buyer hereby agrees to indemnify and to hold Seller harmless from any liability therefor.

          (b)  The provisions of this Section 8.08 shall survive the Closing.

     8.09 Permits; Licenses.  Seller shall cooperate, at Buyer's sole cost and
          -----------------
expense, with Buyer and Buyer's representatives to enable and assist Buyer to procure and maintain all licenses, permits and authorizations necessary for Buyer's ownership and operation of the Facilities. Buyer shall promptly apply for and use all reasonable efforts to obtain all such requisite licenses, permits and authorizations, but the obtaining of such licenses, permits and authorizations shall not be a condition to Buyer's obligations hereunder, except as expressly stated in Section 7.01(c).

                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

     9.01 Notices.  Except as otherwise provided in this Agreement, all notices,
          -------
demands, requests, consents, approvals and other communications required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and shall be deemed delivered (i) upon the personal delivery thereof, (ii) upon the delivery by facsimile electronic transmission (provided that such facsimile is sent on a Business Day prior to 3:00 p.m. of the recipient's local time, and a confirmation copy is sent via another manner set forth in this Section 9.01), (iii) the next business day following delivery to a reliable and recognized air-freight or delivery service, or (iv) three (3) Business Days following deposit thereof in the United States mail, certified mail (return receipt requested), provided such notices shall be addressed or delivered to the parties at their respective addresses or facsimile telephone numbers set forth below. Copies of all notices delivered hereunder shall also be delivered in the same manner to counsel for the parties hereto.

If to Seller:                           c/o The Flatley Company
                                        50 Braintree Hill Office Park
                                        Braintree, Massachusetts  02184-8754
                                        Attn:  Mr. Thomas J. Flatley
                                        Telephone No.: 781-848-2000
                                        Facsimile No.: 781-849-5140

With a copy to Seller's attorneys:      Bingham Dana LLP
                                        150 Federal Street
                                        Boston, Massachusetts 02110
                                        Attn:  Lawrence I. Silverstein, Esq.
                                        Telephone No.: 617-951-8254
                                        Facsimile No.  617-951-8736

If to Buyer:                            Centennial HealthCare Corporation
                                        400 Perimeter Terrace, Suite 650
                                        Atlanta, Georgia 30346
                                        Attn:  Alan C. Dahl
                                        Telephone No.:  770-698-9040
                                        Facsimile No.: 770-730-1377

                                        and

With a copy to Buyer's attorneys:       King & Spalding
                                        191 Peachtree Street, N.E.
                                        Atlanta, Georgia 30303
                                        Attn:  Paul A. Quiros, Esq.
                                        Telephone No.:  404-572-4600
                                        Facsimile No.: 404-572-5146

All costs and expenses of the delivery of notices hereunder shall be borne and paid for by the delivering party. No notice shall be deemed duly delivered hereunder unless all postage or delivery charges shall have been prepaid by the sending party, or otherwise delivered to the receiving party free of delivery charges.

     9.02 Entire Agreement; Amendments.  This Agreement and the Exhibits and
          ----------------------------
Schedules hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings or agreements between the parties with respect to the subject matter hereof. This Agreement may not be altered, modified, extended, revised or changed, nor may any party hereto be relieved of any of its Liabilities or obligations hereunder, except by written instrument duly executed by each of the parties hereto. Any such written instrument entered into accordance with the provisions of the preceding sentence shall be valid and enforceable notwithstanding the lack of separate legal consideration therefor.

     9.03 Governing Law.
          -------------

          (a) This Agreement is made pursuant to, and shall be governed by and construed in accordance with, the laws of the Commonwealth of Massachusetts without reference to the conflicts of laws provisions thereof.

          (b) Any suit, action or proceeding involving this Agreement shall be subject to arbitration in accordance with the rules of the American Arbitration Association. Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association in the City of Boston. Buyer and Seller acknowledge and agree that any arbitration proceedings arising out of this Agreement shall occur in Boston, Massachusetts. Any arbitration proceedings shall be subject to the limitations set forth in this Agreement, including, without limitation, the Survival Period set forth in Section 4.04 hereof, and the limits on indemnification set forth in
Section 4.06 hereof. The award rendered by the arbitrator shall be final and may be enforced in any court of law.

     9.04 Headings.  Section, subsection and article headings used herein are
          --------
for convenience and ease of reference only and are not intended to have any legal effect. Accordingly, no reference shall be made to any such article, section or subsection headings for the purpose of interpreting, construing or enforcing any of the provisions of this Agreement.

     9.05 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed to be one Agreement. In the absence of an original signature page, a signature page transmitted by facsimile transmission shall be effective to bind the party for all purposes of this Agreement.

     9.06 Time of the Essence.  Time is of the essence of this Agreement.  In
          -------------------
the event the parties hereto shall elect to extend the time for performance, or extend the Closing Date, and such election shall be set forth in a written instrument, such election shall nevertheless not be deemed a waiver on the part of either party of time as being of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which said period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.

     9.07 Recoupment Refunds.  In the event that Seller pays to Buyer or any
          ------------------
provider under any Reimbursement Program any amounts as indemnification for offsets or recoupments and a reduction or withdrawal of any such offset or recoupment claim or credit to Buyer on account of such paid claim later takes place, Buyer will immediately refund to Seller an amount equal to any amounts paid by Seller as indemnification to the extent of any refund, credit or other benefit obtained by Buyer as a result of such reduction or withdrawal of such offset or recoupment claim. Buyer shall provide prompt notice to Seller of any such reductions or withdrawals of or credits on account of offsets or recoupment claims and, on request of Seller, shall provide to Seller from time to time a report in reasonable detail concerning the status of all offsets and recoupment claims and any subsequent credits, withdrawals, reductions or other benefits which Buyer may have received relating to such claims.

     9.08 Notices of Intent; Waiting Periods; Etc.  The Closing shall not take
          ---------------------------------------
place, the provisions of this Agreement relating to the acquisition of the Facilities (other than those provisions requiring the giving of notices to and filing of applications with Government Authorities) shall not be implemented and this Agreement shall not have any binding effect unless and until all required notices of intent to acquire the Assets and other required notices to the Massachusetts Department of Health have been given and the applicable waiting periods have expired without notice from the Massachusetts Department of Health prior to the expiration of such waiting period that a determination of need shall be required or further information must be furnished, or such waiting periods have been waived by the Massachusetts Department of Health, provided,
                                                                    --------
that upon the expiration or waiver of applicable waiting periods without such notice from the Massachusetts Department of Health this Agreement shall automatically become fully binding and enforceable without further action by either party.

     9.09 Binding Effect.  Subject to the provisions of Section 9.08, this
          --------------
Agreement shall be binding upon and shall inure to the benefit of, the parties hereto, and their respective successors and permitted assigns. Except as permitted pursuant to Section 3.05, Buyer may not assign this Agreement or any of its rights hereunder without first obtaining the written consent of Seller, which consent may be withheld by Seller in its sole discretion and, notwithstanding any such assignment, Buyer shall remain liable for the performance by Buyer of all of its obligations hereunder.

     9.10 No Third Party Beneficiary.  Each of the covenants, undertakings and
          --------------------------
agreements of the parties hereto are entitled solely for the benefit of the other party and its successors and permitted assigns under the provisions of this Agreement, and are not intended for the benefit of, and may not be enforced by, any third party.

     9.11 Enforceability.  In the event that any provision of this Agreement
          --------------
shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein (as the case may be).

     9.12 Non-Recordation.  Buyer shall not file or record this Agreement or any
          ---------------
evidence or memorandum of this Agreement in any public records. A violation of this section shall constitute a default by Buyer hereunder. Buyer and Seller agree that in the event that Buyer records this Agreement or any evidence or memorandum of this Agreement, Seller shall have the right on behalf of the Buyer to execute and record a termination of the same, and the Buyer hereby grants to the Seller a power of attorney for the limited purpose thereof.

                                   ARTICLE X

                      Noncompetition and Nonsolicitation
                      ----------------------------------

     10.01  Noncompetition.
            --------------

            (a) Seller acknowledges that Buyer will be engaged in Facility Activities throughout the Territory and that to protect adequately the interest of the Buyer in the Facilities it is essential that any noncompete covenant with respect thereto cover all Facility Activities and the entire Territory.

            (b) The Seller hereby agrees that he shall not, during the Noncompete Period, in any manner (other than as a shareholder and/or an employee of or consultant to Buyer or as otherwise permitted under this Section 10.01), directly or indirectly, own, manage, operate, join, control, or engage or participate in the ownership, management, operation, or control of any business or organization any part of which engages in the provision of Facility Activities in the Territory, including, without limitation, (i) participation as a stockholder, or partner of, or having any direct or indirect financial interest in any enterprise which engages in Facility Activities in the Territory and/or (ii) participation as an employees, officer, director, agent, representative, or consultant in, or rendering of any services to, any enterprise in which his responsibilities are related directly and/or indirectly to any Facility Activities in the Territory.

            (c) The Seller shall hold in confidence at all times after the date hereof and until the expiration of the Noncompete Period, all Trade Secrets, and shall not disclose or publish Trade Secrets at any time after the date hereof and until the expiration of the Noncompete Period, without the prior written consent of Buyer, provided that nothing contained herein shall prevent or
                  --------
prohibit Seller from using such Trade Secrets for his own account or in the operation of facilities not prohibited by this Agreement. Nothing in this Agreement shall diminish the rights of Buyer regarding the protection of trade secrets and other intellectual property pursuant to applicable law.

            (d) The Seller hereby agrees that he shall hold in confidence at all times after the date hereof and until the expiration of the Noncompete Period, all Confidential Information and will not disclose or publish Confidential Information without the prior written consent of the Buyer, provided that nothing contained herein shall prevent or prohibit Seller from
--------
using such Confidential Information for his own account or in the operation of facilities not prohibited by this Agreement.

            (e) Notwithstanding anything in this Section 10.01 to the contrary, nothing contained herein shall prohibit the Seller from owning not more than ten percent (10%) of any company which engages in Facility Activities and whose common stock is publicly traded on a national securities exchange or in the NASDAQ National Market System.

     10.02  Nonsolicitation.  The Seller hereby agrees that he shall not, during
            ---------------
the Nonsolicitation Period, in any manner (other than as an employee of or a consultant to the Facilities or the Buyer), directly or indirectly as an employee, officer, director, investor or consultant of or to any other person or entity or otherwise by assisting others;

            (a) solicit or to attempt to solicit any of the Facilities' patients for any activities in competition with the Facility Activities;

            (b) recruit, attempt to recruit or hire on Seller's behalf or on behalf of any other person, firm or corporation, any person that is an employee of the Facilities, except with the prior written permission of Buyer.

     Seller and Buyer acknowledge and agree that general advertising campaigns and efforts of the Seller, including without limitation, through print media or radio, shall not be deemed solicitation or recruitment for the purposes of this
Section 10.02, and that if a patient or employee (as the case may be) responds to such general advertisement and subsequently enters into an arrangement with Seller, Seller shall not be deemed to have breached its obligations under this
Section 10.02.

     10.03  Right of First Refusal.  Seller hereby agrees to give Buyer a right
            ----------------------
of first refusal exercisable to the extent applicable only during the Noncompete Period to purchase, own, lease or manage, as the case may be, from Seller any congregate living facility or assisted living facility which Seller constructs, owns, leases or manages during the Noncompete Period within five (5) miles of the Facilities. In the event that Buyer does not exercise the right of first refusal within 20 days after receipt of a written notice from Seller indicating Seller's intention to sell, own, lease or manage such a facility during the Noncompete Period, Buyer shall be deemed to have waived its rights in their entirety with respect to such facility, and such facility shall no longer be subject to the right of first refusal thereafter. Notwithstanding anything contained herein to the contrary, the right of first refusal shall not apply to the development by Seller at any time of facilities for assisted living, congregate care or home care services on residential properties owned by Seller on the Closing Date.

     10.04  Severability.  If a judicial or arbitral determination is made that
            ------------
any of the provisions of this Article 10 constitutes an unreasonable or otherwise unenforceable restriction against the Seller, the provisions of this
Article 10 shall be rendered void only to the extent that such judicial or arbitral determination finds such provisions to be unreasonable or otherwise unenforceable with respect to the Seller. In this regard, the Seller and Buyer hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory, any prohibited business activity or any time period from the coverage of this Article 10 and to apply the provisions of this Article 10 to the remaining portion of the Territory, the remaining business activities and the remaining time period not so severed by such judicial or arbitral authority. Moreover, notwithstanding the fact that any provision of this Article 10 is determined not to be specifically enforceable, Buyer shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision by any of the Seller, subject to the limitations on indemnification set forth in Section 4.06. The time period during which the prohibitions set forth in this Article 10 shall apply shall be tolled and suspended for a period equal to the aggregate time during which Seller violates such prohibitions in any respect.

     10.05  Certain Remedies.  The Seller agrees that any remedy at law for any
            ----------------
breach of the provisions contained in this Article 10 shall be inadequate and that Buyer shall be entitled to injunctive relief in addition to any other remedy Buyer might have under this Agreement. This provision will survive the Closing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the day and year first above written.

                              SELLER:

                              /s/ Thomas J. Flatley
                              ----------------------------------
                              Thomas J. Flatley

                              /s/ Charlotte Flatley
                              ----------------------------------
                              Charlotte Flatley

                              BUYER:

                              CENTENNIAL HEALTHCARE CORPORATION


                              By: J. Stephen Eaton
                                  ------------------------------
                              Title: President and Chief
                                     Executive Officer
                                     ---------------------------